                                                                    EXHIBIT 10.1

                                               Conformed to Document of 03/14/98




                            SHARE PURCHASE AGREEMENT

                                     BETWEEN

                                   VIAD CORP,
                             a Delaware corporation
                                    ("Viad")

                                       and

                         VIAD SERVICE COMPANIES LIMITED,
                   a United Kingdom limited liability company
                                ("Viad Services")

                                  as "Sellers"


                                       AND



                          RANGER AEROSPACE CORPORATION,
                             a Delaware corporation

                                   as "Buyer"


                           Dated as of March 14, 1998

                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
1.       PURPOSES..................................................................................1
         1.1      Business.........................................................................1
         1.2      Share Capital Ownership..........................................................1
         1.3      Agreement to Purchase and Sell...................................................1

2.       DEFINITIONS...............................................................................2
         2.1      Certain Defined Terms............................................................2
         2.2      Accounting Terms.................................................................2

3.       PURCHASE AND SALE OF COMPANIES' SHARES....................................................2
         3.1      Purchase And Sale................................................................2
         3.2      Purchase Price...................................................................2
         3.3      Intercompany Account.............................................................3
         3.4      Sharp Transfers..................................................................3
         3.5      Closing..........................................................................3

4.       PURCHASE PRICE ADJUSTMENT.................................................................4
         4.1      Adjustment.......................................................................4
         4.2      Adjustment Procedures............................................................4
                  (a)      Net Assets Report.......................................................4
                  (b)      Objections..............................................................5
                  (c)      Failure to Agree........................................................6
         4.3      Settlement.......................................................................6

5.       REPRESENTATIONS AND WARRANTIES CONCERNING SELLERS.........................................7
         5.1      Corporate Organization...........................................................7
                  (a)      Organization of Viad....................................................7
                  (b)      Organization of Viad Services...........................................7
         5.2      Authority........................................................................8
         5.3      No Violation.....................................................................8
         5.4      Consents and Approvals of Governmental Authorities...............................9

6.       REPRESENTATIONS AND WARRANTIES CONCERNING THE ASIG
         ENTITIES..................................................................................9
         6.1      Corporate Organization, Etc......................................................9
         6.2      Capitalization..................................................................10
         6.3      No Violation....................................................................11
         6.4      Equity and Other Interests......................................................11

         6.5      Financial Statements............................................................11
         6.6      Taxes...........................................................................12
                  (a)      Filing of Returns......................................................12
                  (b)      Examination of Returns.................................................13
                  (c)      Consents...............................................................13
                  (d)      Agreements/Waivers.....................................................13
                  (e)      Tax Sharing Agreements.................................................13
                  (f)      Audits.................................................................14
                  (g)      Elections..............................................................14
         6.7      Assets of ASIG Entities.........................................................14
                  (a)      Title..................................................................14
                  (b)      Adequacy of Assets.....................................................14
         6.8      Real Property...................................................................15
                  (a)      Owned Real Property....................................................15
                  (b)      Leased Real Property...................................................16
                  (c)      Real Property Used in the Business.....................................17
                  (d)      Improvements...........................................................17
                  (e)      Lawful Use.............................................................17
                  (f)      Condemnation; Other Actions............................................17
         6.9      Intellectual Property...........................................................18
                  (a)      List of Rights.........................................................18
                  (b)      Title and Effect.......................................................18
                  (d)      Year 2000..............................................................20
         6.10     Contracts.......................................................................20
                  (a)      List of Contracts......................................................20
                  (b)      Binding Contracts......................................................24
                  (c)      Consents...............................................................25
         6.11     Litigation......................................................................25
         6.12     Employee and Related Matters; ERISA.............................................25
                  (a)      Benefits Plans.........................................................25
                  (b)      Copies of Plans........................................................26
                  (c)      Plan Liability.........................................................26
                  (d)      Claims, Etc............................................................26
                  (e)      Contributions..........................................................27
                  (f)      Group Health Plans.....................................................27
                  (g)      Insurance Funding......................................................28
                  (h)      Severance Liabilities..................................................28
                  (i)      Additional Benefits....................................................28
                  (j)      Qualification..........................................................29
                  (k)      PBGC Liability.........................................................29
         6.13     Multiemployer Plans.............................................................29
                  (a)      Withdrawal Liability...................................................29
                  (b)      Insolvency.............................................................29

         6.14     Absence of Changes or Events....................................................30
                  (a)      No Changes.............................................................30
                  (b)      Increases in Payments/Expenses.........................................30
                  (c)      Modification of Plan...................................................31
                  (d)      Shares in Business.....................................................31
                  (e)      Transfer of Assets.....................................................31
                  (f)      Acquisitions...........................................................32
                  (g)      Articles and Bylaws....................................................32
                  (h)      Failure to Operate in Ordinary Course..................................32
                  (i)      Change in Policies.....................................................32
                  (j)      Change in Accounting...................................................33
                  (k)      Maintenance of Books...................................................33
                  (l)      Certain Modifications..................................................33
                  (m)      Capital Expenditures...................................................33
                  (n)      Obligations............................................................34
                  (o)      Encumbrancers..........................................................34
                  (p)      Receivables............................................................34
                  (q)      Debt...................................................................34
                  (r)      Property Damage/Loss...................................................34
                  (s)      Distributions..........................................................34
                  (t)      Settlements............................................................35
                  (u)      Labor Matters..........................................................35
                  (v)      Lapse of Intellectual Property Rights..................................35
                  (w)      Sale/Leasebacks........................................................35
                  (x)      Payments to Sellers....................................................35
                  (y)      General................................................................36
         6.15     Compliance with Applicable Laws.................................................36
                  (a)      General Compliance.....................................................36
                  (b)      Environmental..........................................................36
         6.16     Employee and Labor Relations....................................................38
                  (a)      Collective Bargaining Representative...................................38
                  (b)      Labor Disputes.........................................................38
                  (c)      Representative Questions...............................................38
                  (d)      Unfair Labor Practices.................................................38
                  (e)      Grievances.............................................................39
                  (f)      Employment Matters.....................................................39
                  (g)      Collective Bargaining Obligations......................................39
         6.17     Absence of Undisclosed Liabilities..............................................39
         6.18     Brokers and Finders.............................................................40
         6.19     Insurance.......................................................................40
         6.20     Banking Facilities..............................................................40
         6.21     Books of Accounts, Records......................................................40
         6.22     Accounts Receivable.............................................................41

         6.23     Affiliated Transactions.........................................................41
         6.24     Licenses and Permits............................................................41
         6.25     Customers.......................................................................42
         6.26     Disclosure......................................................................42

7.       REPRESENTATIONS AND WARRANTIES OF BUYER..................................................42
         7.1      Corporate Organization and Qualification........................................42
         7.2      Authority.......................................................................43
         7.3      No Violation....................................................................43
                  (a)      No Conflicts...........................................................43
                  (b)      No Defaults............................................................43
         7.4      Brokers and Finders.............................................................44
         7.5      Investment......................................................................44
         7.6      Consents and Approvals..........................................................44

8.       ADDITIONAL COVENANTS AND AGREEMENTS ACKNOWLEDGMENTS......................................45
         8.1      Conduct of Business of the ASIG Entities........................................45
                  (a)      Ordinary Course of Business............................................45
                  (b)      Preservation of Business...............................................45
         8.2      Reasonable Efforts..............................................................46
         8.3      Access to Information...........................................................46
         8.4      Publicity.......................................................................46
         8.5      Taxes...........................................................................47
                  (a)      Mutual Assistance......................................................47
                  (b)      Allocation of Tax Liability............................................48
                  (c)      Tax Audit Adjustments..................................................49
                  (d)      Tax Returns............................................................50
                  (e)      Section 338(h)(10) Election............................................51
         8.6      Insurance.......................................................................51
         8.7      Resignations....................................................................52
         8.8      Third-Party Consents............................................................52
         8.9      Post-Closing Pension Plan Service Funding.......................................53
                  (a)      V-RIP Pension Plan.....................................................53
                  (b)      Buyer Cooperation......................................................54
                  (c)      Savings Plans..........................................................54
                  (d)      ESOP...................................................................54
                  (e)      DSI Pension Plan.......................................................55
                  (f)      Retiree Welfare Benefits...............................................55
                  (g)      Transfer of Assets.....................................................55
         8.10     Noncompete Agreement............................................................56
         8.11     Certain Property Transfers......................................................56
         8.12     Confidential Information; Solicitation of Personnel.............................56
                  (a)      Seller's Obligation....................................................56
                  (b)      Buyer's Obligation.....................................................56
         8.13     Obligations under Financial Accomodations.......................................57
         8.14     Liabilities under Certain Plans.................................................57
         8.15     Budgeted Capital Expenditure....................................................57
         8.16     Disclosure Obligations..........................................................58
         8.17     Covenant Regarding Receivables and Cash Accounts................................58



         8.18     Other Documents/Actions.........................................................59
         8.19     Medical Benefits................................................................59
         8.20     Worker's Compensation Cooperation...............................................59
         8.21     Net Asset Value Adjustment Related to Medical Claims and Worker's
                  Compensation Claims.............................................................60
         8.22     Burbank Condemnation Proceeding.................................................60
         8.23     Certain Tax Obligations.........................................................60
         8.24     Retained Assets and Retained Liabilities........................................61
         8.25     Estoppel Letter.................................................................61
         8.26     Non-Disturbance Agreement.......................................................61

9.       CONDITIONS...............................................................................61
         9.1      Conditions to Each Party's Obligations..........................................61
                  (a)      Governmental and Regulatory Consents...................................62
                  (b)      Litigation.............................................................62
         9.2      Conditions to Obligations of Buyer..............................................62
                  (a)      Representations and Warranties: Performance of Agreement...............62
                  (b)      Third-Party Consents...................................................63
                  (c)      Noncompete Agreement...................................................63
                  (d)      Opinion................................................................63
                  (e)      Due Diligence..........................................................63
                  (f)      Financing..............................................................63
                  (g)      .......................................................................64
                  (h)      Deliveries Completed...................................................64
         9.3      Conditions to Obligations of Sellers............................................64
                  (a)      Representations and Warranties; Performance of Agreement...............64
                  (b)      Noncompete Agreement...................................................65
                  (c)      Deliveries.............................................................65
                  (d)      Board..................................................................65

10.      CLOSING DELIVERIES.......................................................................65
         10.1     Deliveries by Sellers...........................................................65
                  (a)      Corporate Resolutions..................................................65
                  (b)      Share Certificates.....................................................65
                  (c)      Officer's Certificate..................................................65
                  (d)      Articles and Bylaws....................................................66
                  (e)      Corporate Records......................................................66
                  (f)      Good Standing..........................................................66
                  (g)      Legal Opinion..........................................................66
                  (h)      Noncompete Agreement...................................................66
                  (i)      Certificate of Incumbency..............................................66
                  (j)      Estoppel Certificates..................................................67
                  (k)      Original Contracts.....................................................67
                  (l)      Non-Disturbance Agreements.............................................67
                  (m)      Resignations of Officers and Directors.................................67

                                        v

                  (n)      Release................................................................67
                  (o)      Other Documents........................................................67
         10.2     Deliveries by Buyer.............................................................67
                  (a)      Corporate Resolution...................................................68
                  (b)      Purchase Price.........................................................68
                  (c)      Officer's Certificate..................................................68
                  (d)      Noncompetition.........................................................68
                  (e)      Certificate of Incumbency..............................................68
                  (f)      Other Documents........................................................68

11.      TERMINATION..............................................................................68
         11.1     Termination by Mutual Consent...................................................68
         11.2     Termination by Buyer or Sellers.................................................68
         11.3     Termination by Buyer............................................................69
         11.4     Termination by Sellers..........................................................69
         11.5     Effect of Termination and Abandonment...........................................69

12.      INDEMNIFICATION..........................................................................70
         12.1     Survival........................................................................70
         12.2     Indemnification by the Sellers..................................................70
                  (a)      General Indemnity......................................................70
                  (b)      Specific Indemnities...................................................71
                  (c)      Limitations............................................................73
         12.3     Indemnification by Buyer........................................................75
         12.4     Termination of Indemnification..................................................76
         12.5     Procedures Relating to Indemnification..........................................76
                  (a)      Notice.................................................................76
                  (b)      Participation..........................................................77
                  (c)      Exceptions.............................................................78
                  (d)      Acceptance or Dispute..................................................79
         12.6     Payment of Indemnity Payments...................................................79
         12.7     Fraud...........................................................................80
         12.8     Special Procedures Relating to Environmental Issues and Liabilities.............80
                  (a)      Management.............................................................80
                  (b)      Consulting.............................................................81
                  (c)      Good Faith.............................................................81
                  (d)      Completion Standard....................................................81

13.      MISCELLANEOUS AND GENERAL................................................................82
         13.1     Payment of Expenses.............................................................82
                  (a)      General................................................................82
                  (b)      Audit And Environmental................................................82
         13.2     Modification or Amendment.......................................................82


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

         13.3     Waiver of Conditions............................................................82
         13.4     Counterparts....................................................................83
         13.5     Governing Law...................................................................83
         13.6     Notices.........................................................................83
         13.7     Entire Agreement; Assignment....................................................84
         13.8     Parties in Interest; Successors and Assigns.....................................85
         13.9     Obligation of Sellers...........................................................85
         13.10    Remedies for Breach.............................................................85
         13.11    Captions........................................................................86
         13.12    Further Assurances..............................................................86
         13.13    Dispute Resolution..............................................................87
         13.14    Schedules and Exhibits..........................................................87
         13.15    Severability....................................................................87
         13.16    Binding Effect..................................................................87
         13.17    Exclusivity.....................................................................88


                                    SCHEDULES

Schedule 1.1                                Companies and ASIG Entities
Schedule 1.2                                Share Capital Ownership, Etc.
Schedule 2.1                                Defined Terms
Schedule 3.2                                Pro Forma Balance Sheet
Schedule 5.3                                No Violation -- Sellers
Schedule 5.4                                Consents and Approvals of Governmental
                                            Authorities -- Sellers
Schedule 6.2                                Shareholder Agreements, Etc./Governmental
                                            Consents/Permits
Schedule 6.3                                No Violation -- ASIG Entities
Schedule 6.4                                Equity Interests
Schedule 6.5                                Financial Statements
Schedule 6.6                                Taxes
Schedule 6.7                                Encumbrances
Schedule 6.8                                Condemnations; Other Actions
Schedule 6.8(a)                             Owned Real Property
Schedule 6.8(b)                             Leased Real Property
Schedule 6.8(d)                             Improvements
Schedule 6.9                                Intellectual Property
Schedule 6.10                               Contracts
Schedule 6.11                               Litigation
Schedule 6.12                               Employee and Related Matters; ERISA
Schedule 6.13                               Multi-Employer Plans
Schedule 6.14                               Changes or Events Since the Date of the
                                            Balance Sheet
Schedule 6.15                               Compliance with Applicable Laws
Schedule 6.15(b)                            Known Environmental Liabilities
Schedule 6.16                               Employee and Labor Relations
Schedule 6.17                               Liabilities
Schedule 6.18                               Brokers and Finders -- Sellers
Schedule 6.19                               Insurance
Schedule 6.20                               Banking Facilities
Schedule 6.23                               Affiliated Transactions
Schedule 6.24                               Licenses/Permits, Etc.
Schedule 6.25                               List of Customers of ASIG Entities
Schedule 6.26                               Buyer's Disclosure
Schedule 7.4                                Brokers and Finders -- Buyer
Schedule 7.5                                Accredited Investor Status
Schedule 7.6                                Consents and Approvals.
Schedule 8.7                                Resignations
Schedule 8.10                               Noncompete Agreement



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
Schedule 8.11                               Trademarks and Trademark Assignment
Schedule 8.13                               Obligations under Financial Accommodations
Schedule 8.14                               Participants in SERP, MIP and PUP
Schedule 8.15                               Budgeted Capital Expenditures
Schedule 8.20                               Worker's Compensation/Return-to-Work Program
Schedule 8.24                               Retained Assets and Retained Liabilities
Schedule 8.25                               Estoppel Certificate
Schedule 9.2(d)                             Opinions of Sellers' Counsel
Schedule 9.2(f)                             Financing Commitment Letters
Schedule 13.1                               Expenses
Schedule 13.13                              Dispute Resolution

                                                Conformed to Document of 3/14/98


                            SHARE PURCHASE AGREEMENT

         This SHARE PURCHASE AGREEMENT ("Agreement"), dated as of March 14, 1998, between Viad Corp, a Delaware corporation, and Viad Service Companies Limited, a limited liability company of the United Kingdom ("Sellers"), and Ranger Aerospace Corporation, a Delaware corporation ("Buyer").

                                    RECITALS
1.       PURPOSES.

         1.1 Business. Buyer intends to acquire from Sellers the Business, all of which is conducted by those entities comprising Sellers' Aircraft Service International Group ("ASIG Entities") listed on Schedule 1.1 hereto, by purchase from Sellers of all the shares of capital or equity in those entities identified as "Companies" on Schedule 1.1.

         1.2 Share Capital Ownership. Sellers own all of the authorized, issued and outstanding shares of capital or equity of Companies, all of which are shown on Schedule 1.2 hereto, and intend to sell them to Buyer. The Companies own shares of capital or equity in the Subsidiaries as shown on Schedule 1.2.

         1.3 Agreement to Purchase and Sell. In consideration of the mutual representations, warranties, covenants and agreements, and subject to all of the terms and conditions specified herein, Buyer and Sellers hereby agree as set forth herein.

2.       DEFINITIONS.

         2.1 Certain Defined Terms. Defined terms used in this Agreement shall have the meanings set forth or described on Schedule 2.1 hereto (such meanings to be equally applicable to both the singular and plural forms of such terms).

         2.2 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles in the United States, or the equivalent accounting principles in the jurisdiction of incorporation, or the jurisdiction governing the conduct of a portion of the Business conducted by each of the foreign ASIG Entities, as applicable, in each case consistently applied ("GAAP") .

3.       PURCHASE AND SALE OF COMPANIES' SHARES.

         3.1 Purchase And Sale. At the Closing and subject to the conditions set forth in Section 9 herein, Sellers will sell and Buyer will purchase all of the issued and outstanding shares of capital stock or other equity interests in the Companies ("Companies' Shares"). All of the Companies' Shares are shown on
Schedule 1.2 hereto.

         3.2 Purchase Price. The price for the Companies' Shares to be paid to Sellers by Buyer hereunder ("Purchase Price"), as adjusted pursuant to the terms of Section 4 hereof, shall be a cash amount of US $95,000,000 at Closing by wire transfer to an account specified by Viad, such payment to be based on the following assumptions: (a) the Net Asset Value of the ASIG Entities, as of the Closing shall not be less than the amount reflected on Schedule 3.2(a) before taking into account the calculations described in Section 8.21 hereof; (b) the Net Working Capital of the ASIG Entities as of the Closing shall not be less than the amount reflected on Schedule 3.2(b); (c) cash on hand as of the Closing shall not be less than the amount of cash to be left in the Business in accordance with Sections 8.15 and 8.17 (it being understood that such amount represents the sum of all cash related to customer deposits, consortia cash, a normalized level of petty cash at all 37 of the Company's locations and the Remaining Required Capital Expenditure Amount); and
(d) the Retained Assets and Retained Liabilities and the Intercompany Account shall be removed from the calculation of Net Assets and Net Working Capital reflected in the Amounts set forth in (a) and (b) of this paragraph and as shown on the Pro Forma Balance Sheet of the ASIG Entities attached hereto as Schedule 3.2.

         3.3 Intercompany Account. All indebtedness of any of the ASIG Entities to Sellers and Sellers to the ASIG Entities as of the Closing Date ("Intercompany Account") shall have been contributed to the capital of the debtor entity prior to the Closing Date so that the ASIG Entities will have no liabilities or obligations with respect to Intercompany Accounts from and after the Closing Date.

         3.4 Share Transfers. Sellers shall deliver to Buyer certificates or other documentation representing the Companies' Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by transfer powers duly endorsed in blank in proper form for transfer of all of Sellers' interests in the Companies' Shares.

         3.5 Closing. If the closing conditions are satisfied, the closing of the transactions ("Transactions") contemplated by this Agreement ("Closing") shall take place at 10:00 a.m. on March 31, 1998, or if later, 2 business days after the conditions set forth in Section 9 hereof are satisfied ("Closing Date") at the offices of Viad Corp, 1850 North Central Avenue, Phoenix, Arizona, unless the parties hereto agree upon a different time, date or place. Notwithstanding any other provisions hereof, if the Closing has not occurred by the close of business on May 4, 1998, either party shall be entitled to terminate this Agreement pursuant to the provisions of Sections 11.3 (Termination by Buyer) and 11.4 (Termination by Sellers) hereof so long as such terminating party is not in material breach of its obligations hereunder.

4.       PURCHASE PRICE ADJUSTMENT.

         4.1 Adjustment. The Purchase Price shall be adjusted by subtracting therefrom any shortfall in the Net Asset Value or Net Working Capital as of the Closing Date (as reflected on the Net Asset Report and Net Working Capital Report, respectively, finally calculated in accordance with Section 4.2 below) from the minimum Net Assets balance or Net Working Capital balance set forth in Sections 3.2(a) and (b) hereof.

         4.2      Adjustment Procedures.

                  (a) Net Assets Report. Not later than 90 days following the Closing Date, Buyer shall deliver to Sellers a draft combined balance sheet of the ASIG Entities ("Closing Balance Sheet") and a Schedule setting forth Buyer's determination of the Net Asset Value ("Net Assets Report") and of the Net Working Capital ("Net Working Capital Report") as of the Closing Date, and at such time also shall provide Sellers, their accountants and independent auditors, upon receipt of reasonable advance notice, reasonable access to employees, accountants, workpapers, the books and records of all of the Companies during normal business hours for the purpose of reviewing (all to be at Sellers' expense) the draft Closing Balance Sheet, Net Assets Report and Net Working Capital Report. Such access by Sellers shall not disrupt the conduct of the Business by the ASIG Entities. No later than 30 days following receipt of the draft Closing Balance Sheet, Net Assets Report, and Net Working Capital Report, Sellers shall advise Buyer that

         Sellers either (i) agree with the draft Closing Balance Sheet, Net Assets Report, or Net Working Capital Report, or (ii) have proposed modifications to the draft Closing Balance Sheet, Net Assets Report or Net Working Capital Report, but only if and to the extent that any of such modifications are based on the Net Assets Report or Net Working Capital Report not being in compliance with GAAP consistently applied with the methods and procedures used in the calculation of Net Assets and Net Working Capital set forth in Section 3.2 and giving effect to the transactions contemplated hereby. If Sellers agree with the draft Closing Balance Sheet, Net Assets Report or the Net Working Capital Report, such report shall be deemed to be final for purposes of this Agreement. If Sellers have proposed modifications to any of the draft Closing Balance Sheet, Net Assets Report, or Net Working Capital Report, Sellers, for a period of 15 days following delivery of such proposed modifications, shall provide to Buyer, its accountants and independent auditors, upon reasonable notice, access to the employees, accountants, books, records, and related work papers of Sellers at Buyer's expense.

                  (b) Objections. If, by the close of business on the last day of such 15-day period, Buyer has notified Sellers that it has no objections to the proposed modifications to any of the draft Closing Balance Sheet, Net Assets Report, or Net Working Capital Report, or if it has notified Sellers it has objections and Sellers agree with the objections, then such draft Closing Balance Sheet, Net Assets Report or Net Working Capital Report shall be deemed to be the Closing Balance Sheet, Net Assets Report and Net Working Capital Report for the purposes of this Agreement.

                  (c) Failure to Agree. If, by the end of such 15-day period, the parties are unable to agree on the determination of the draft Closing Balance Sheet, Net Assets Report or Net Working Capital Report, then an independent accounting firm of certified public accountants, mutually acceptable to the parties hereto, shall review the disputed matters and, as soon as practicable, deliver to Sellers and Buyer a statement setting forth its determination as to the proper treatment under this Agreement of the matters as to which there was disagreement. Such determination shall be final and binding upon the parties hereto without any further right of appeal. All charges of such independent accounting firm incurred in making such determination shall be borne 50% by Buyer and 50% by Sellers. At the option of Buyer, in place of the above-outlined procedure, the final determination may be made using the dispute resolution procedures provided for in Section 13.13 hereof.

         4.3 Settlement. Upon final determination of the Net Asset Value and Net Working Capital, Sellers, in the event and to the extent of any shortfall from the minimum amounts thereof or the cash required to be in the Company's possession at Closing required pursuant to Section 3.2 hereof, promptly shall pay in cash to Buyer the amount calculated pursuant to Section 4.1 hereof. Any amount so paid in cash to Buyer by Sellers pursuant to this Section 4.3 as a result of a Net Working Capital shortfall shall also be treated to increase the Net Asset Value and the amount of cash in the Business to the extent of such amount paid by Sellers.

5. REPRESENTATIONS AND WARRANTIES CONCERNING SELLERS. As an inducement to Buyer to enter into this Agreement, Sellers hereby jointly and severally make the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

         5.1      Corporate Organization.

                  (a) Organization of Viad. Viad Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as it is now being conducted and as heretofore conducted and to own the properties and assets it now owns, is duly qualified or licensed to do business as a foreign corporation, is in good standing in each state of the U.S. and foreign jurisdictions in which its ownership of property or the conduct of its business requires such qualification, other than jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations, assets, properties, rights, prospects, or condition (financial or otherwise) (a "Material Adverse Effect") of Viad Corp, and has full corporate power to enter into this Agreement and to carry out the Transactions.

                  (b) Organization of Viad Services. Viad Service Companies Limited is a limited liability company duly organized, validly existing and in good standing under the laws of England, has full corporate power and authority to carry on its business as it now is being and as heretofore conducted and to own the properties and assets it now owns, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which ownership of property or the conduct of its business requires such qualification, other than jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on Viad Service Companies Limited, and has full corporate power to enter into this Agreement and to carry out the Transactions.

         5.2 Authority. Except as provided in Section 5.4 hereof, Sellers have taken all actions required by law, their respective Articles, Bylaws or otherwise, to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Transactions, and no other action, consent, authorization, approval or corporate proceedings on the part of Sellers or their respective shareholders, Boards or any other Person are necessary to authorize the execution, delivery and performance by Sellers of this Agreement subject to Board approval of Viad which will have been obtained on or before March 24, 1998. This Agreement has been duly executed and delivered by Sellers. This Agreement is a valid and binding agreement enforceable against Sellers in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and equitable relief.

         5.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will violate any provisions of the respective Articles or Bylaws of Sellers. Except as disclosed on Schedules 5.3 and 5.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the Transactions will violate, or be in conflict with, or allow the termination of, or constitute a default under, or cause the acceleration of the maturity of any material debt or obligation pursuant to, any material agreement or commitment to which Sellers are a party or by which Sellers or any of the assets of the Business are bound, or violate any Laws or any Orders of any Governmental Authority, to which Sellers are subject or result in the creation of any Encumbrance on the Companies' Shares.

         5.4 Consents and Approvals of Governmental Authorities. Except as disclosed on Schedule 5.4 hereto, and for the requirements of the HSR Act and the Exon-Florio Amendment, if applicable, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by Sellers for the validity of the execution and delivery or for the performance by Sellers of this Agreement or the consummation of the Transactions.

6. REPRESENTATIONS AND WARRANTIES CONCERNING THE ASIG ENTITIES.

         As an inducement to Buyer to enter into this Agreement, Sellers hereby jointly and severally make the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

         6.1 Corporate Organization, Etc. The ASIG Entities all are duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation or organization as set forth on Schedule 1.1 hereto without limitation on the period of their existence. Each ASIG Entity has full corporate power and authority to carry on its respective business as now being conducted and heretofore conducted and to own the properties and assets it now owns, and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each state and territory of the United States and foreign jurisdiction in which its ownership of property or the conduct of its business requires such qualification, other than jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on such

ASIG Entity. A list of such jurisdictions in which each ASIG Entity is so qualified is shown on Schedule 1.1.

         6.2 Capitalization. The authorized, issued and outstanding capital of the ASIG Entities as of the date hereof is shown on Schedule 1.2 hereto. All outstanding Companies' Shares are owned by the Sellers hereto free and clear of any Encumbrances. There are not any outstanding stock appreciation rights ("SARs") or any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which any of the ASIG Entities is a party to, or may be bound by, or any securities law, requiring the ASIG Entities to issue, transfer, sell, purchase, redeem or acquire, or register any shares of capital or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital of the ASIG Entities. Except as disclosed on Schedule 6.2 hereof, there are not, as of the date hereof, nor will there be at the Closing Date, any shareholder agreement, rights of first refusal or first offer, voting trust restrictions or limitations on transfer or other agreements or understandings to which any of the ASIG Entities or Sellers is a party or to which any of them is bound relating directly or indirectly to any Companies' Shares or the Subsidiary Shares, excepting those restrictions and limitations under the Securities Act. Except as disclosed on Schedule 6.2, with respect to the ASIG Entities that are organized under a foreign law, no consent of or notice to any Governmental Entity or any other third party is required with respect to the sale and transfer of Companies' Shares to Buyer.

         6.3 No Violation. Except as set forth on Schedule 6.3 hereto, neither the execution, delivery and performance of this Agreement nor the consummation by Sellers of the Transactions, will (a) conflict with, or result in any violation of, the Articles or Bylaws of the ASIG Entities; (b) violate, result in the breach of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the modification, limitation or revocation of, or result in the loss, suspension, impairment or forfeiture of any right, privilege or benefit under, or require any payment under, or give rise to a right of termination, cancellation or acceleration of any obligation under, any provision of (i) any note, bond, debt instrument, mortgage, indenture, deed of trust, item of intellectual property, Permit, license, lease, lien, contract, commitment, agreement or other instrument or arrangement to which any of the ASIG Entities are a party or by which any of their respective properties, assets or businesses are bound or (ii) any Law or Order applicable to any of the ASIG Entities or by which they are bound or by which any of their respective properties or assets or businesses is bound or affected; or (c) result in the creation of any Encumbrances upon any of the properties or assets of the ASIG Entities or on the Companies' Shares.

         6.4 Equity and Other Interests. Except for interests disclosed on
Schedule 6.4 hereto, none of the ASIG Entities owns, directly or indirectly, any capital stock of or other debt or equity interests in any corporation, joint venture, partnership or other entity.

         6.5 Financial Statements. Schedule 6.5 hereto contains the consolidated balance sheet of the ASIG Entities as of December 31, 1994, 1995, 1996, and 1997, and the related statements of income and cash flows for the periods indicated in each case, together with the notes thereto, if any, and the consolidated balance sheet of the ASIG Entities as of December 31, 1997 ("Most

Recent Balance Sheet") and the related statements of income and cash flows for the period then ended, all of the foregoing collectively herein referred to as the "Financial Statements". Except as set forth on Schedule 6.5, the Financial Statements have been prepared, and the Financial Statement items, including, without limitation, reserves and inventories, are consistent with the Companies' books and records which are correct and complete in all material respects and have been presented in accordance with GAAP as applied on a basis consistent with past practices and fairly present in all material respects the financial condition and results of operations of the ASIG Entities as of the respective dates thereof and for the respective periods covered thereby.

         6.6      Taxes.

                  (a) Filing of Returns.

                           (i) Each of the ASIG Entities has filed or caused to
                  be filed in a timely manner (within any applicable extension periods) with the appropriate Governmental Authority all Returns required to be filed by the Code or by applicable state, local or foreign Laws or Orders relating to Taxes and Returns in effect from time to time through the Closing Date and all such Returns were complete and accurate in all material respects;

                           (ii) All Taxes shown to be due on such Returns have
                  been, or will be timely paid in full by the due date thereof; and

                           (iii) Except as disclosed on Schedule 6.6 hereto, no
                  Tax liens have been filed by any Governmental Authority against any property or assets of the ASIG Entities, and no claims are being asserted with respect to any Taxes.

                  (b) Examination of Returns. To Sellers' Knowledge, the U,.S. federal, state, local or foreign Returns (whether filed on a separate or consolidated basis) in which the ASIG Entities have filed or have joined in filing have been examined by the IRS or the equivalent state, local or foreign Governmental Authority (if applicable) for all the taxable years through the years ended as shown on Schedule 6.6. All deficiencies resulting from such examinations have either been paid or adequately provided for in the Financial Statements.

                  (c) Consents. Except as set forth on Schedule 6.6, (i) there has not been made with respect to the ASIG Entities or any property held by the ASIG Entities, any consent under Section 341 of the Code (or any corresponding provision of state, local or foreign tax Law),
         (ii) no property of the ASIG Entities or any of their respective subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (iii) the ASIG Entities are not parties to any lease made pursuant to former Section 168(f)(8) of the Code.

                  (d) Agreements/Waivers. Except as set forth on Schedule 6.6, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Returns required to be filed with respect to the ASIG Entities.

                  (e) Tax Sharing Agreements. Except as set forth on Schedule 6.6, none of the ASIG Entities is party to any Tax sharing agreement or any other agreement with respect to Taxes nor does any ASIG Entity have a contractual obligation to indemnify any other person with respect to Taxes which will survive the Closing Date. Any and all such agreements between any ASIG Entity and either Seller or its respective affiliates shall be terminated as of the Closing without any further or remaining liabilities or obligations to the ASIG Entities.

                  (f) Audits. Other than as set forth on Schedule 6.6, there are no ongoing audits or notification of audits of any Returns or reports of any Tax filed by or any business activity engaged in by the ASIG Entities.

                  (g) Elections. Schedule 6.6 sets forth all elections made by the ASIG Entities in the past 3 tax years (1995, 1996, 1997) that remain in effect for the ASIG Entities with respect to Returns and Taxes.

          6.7     Assets of ASIG Entities.

                  (a) Title. Each of the ASIG Entities has good title to or a valid leasehold interest in all assets used in the conduct of its business, whether or not reflected on the Most Recent Balance Sheet or acquired after the date thereof, except for Receivables collected or inventory sold or otherwise disposed of after the date thereof, in the ordinary course of business consistent with past practices in character and amount, in each case free and clear of all Encumbrances, other than Encumbrances (i) set forth on Schedule 6.7 hereto, and (ii) which are Permitted Liens as defined in Schedule 2.1.

                  (b) Adequacy of Assets. The assets of the ASIG Entities, including but not limited to assets reflected in the Most Recent Balance Sheet, but excluding any of the assets included in Retained Assets, (i) constitute all of the assets necessary to conduct the Business as presently conducted, (ii) constitute all of the assets currently owned, held, leased, licensed or otherwise available to the ASIG Entities and which directly or indirectly are or may be used in, or otherwise relate to, the Business as presently conducted. Except as disclosed on Schedule 6.7, none of the Sellers nor its affiliates (other than the ASIG Entities) own or lease any assets used in the operation of the Business as historically or presently conducted. Except as set forth in Schedule 6.7, as of the Closing, the ASIG Entities shall own and hold all properties, assets (whether tangible or intangible), operations, rights, privileges and permits useful, held for use or used since January 1, 1997, in the operation of the Business or located on the premises of the Business as of January 1, 1998 (other than inventory, damaged, destroyed or obsolete assets or assets not useful to the Business that are sold or disposed of in the ordinary course of business). All Permits and Concessions have been issued and are in full force and effect as of the date hereof. Seller has made available to Buyer for examination true, correct and complete copies of all written Permits and Concessions to Buyer. Within the 12-month period ending on the Closing Date, Seller has not received any notice from any Governmental Authority threatening a suspension, revocation, modification or cancellation of any Permit or Concessions, and to Seller's Knowledge, there is no basis for the issuance of any such notice or the taking of any such action.

          6.8     Real Property.

                  (a) Owned Real Property. Schedule 6.8(a) sets forth the address and a true, correct and complete legal description of each Owned Real Property. With respect to each parcel of Owned Real
          Property: (i) the respective ASIG Entity has good and marketable fee simple title to such parcel, which will be free and clear of all liens and encumbrances as of the Closing, except Permitted Lines; (ii) there are no written (or to Sellers' Knowledge oral) leases, subleases, licenses, concessions or other agreements granting to any person the right to use or occupy such parcel or any portion thereof; and (iii) other than the right of Buyer pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such parcel or any portion thereof or interest therein. None of the ASIG Entities hold any option to purchase any real property or interest therein.

                  (b) Leased Real Property. Schedule 6.8(b) sets forth the address and a list of all of the Leases. Sellers have delivered to Buyer a true, correct and complete copy of each written Lease, and in the case of any oral Lease, a written summary of the basic terms thereof. With respect to each of the Leases: (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the respective ASIG Entity nor any other party to the Lease is in breach or default under the Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under the Lease; (iv) no party to the Lease has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to the Lease; (v) except as set forth on Schedule 6.8(b), the respective ASIG Entity has not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered the Lease or any interest therein; and (vi) except as set forth in Schedule 6.8(b), no consent is required from the landlord or any other third party for the sale and purchase of the Companies' Shares contemplated under this Agreement.

                  (c) Real Property Used in the Business. The Owned Real Property, Leased Real Property and Leasehold Improvements constitute all of the real property used by the ASIG Entities in the operation of the Business.

                  (d) Improvements. To Sellers' Knowledge and except as disclosed on Schedule 6.8(d), all buildings, structures, fixtures and other improvements and all components thereof included within the Owned Real Property and Leased Real Property and all Leasehold Improvements (collectively, the "Improvements") are in good condition and repair and sufficient for the continued operation of the Business.

                  (e) Lawful Use. To Sellers' Knowledge, the Real Property and the use and operation of the Improvements located on the Real Property as presently conducted by any of the ASIG Entities is not in violation of any applicable building Law or code, zoning Law or other Law or Orders thereunder or any easement, covenant, condition, restriction or similar provision in any instrument of record affecting any of the Real Property.

                  (f) Condemnation; Other Actions. Except as disclosed in
         Schedule 6.8 hereto, none of the ASIG Entities has received notice of any proposed condemnation, special assessment, or any proposed material change in property tax or land use laws affecting all or any portion of the Real Property. There is no writ, injunction, decree, order or judgment outstanding, nor any Actions pending or, to Sellers' Knowledge, threatened, relating to the ownership, lease, use, occupancy or operation of any Real Property or any portion thereof.

         6.9      Intellectual Property.

                  (a) List of Rights. Schedule 6.9 hereto discloses all of the Intellectual Property Rights owned or used by the ASIG Entities, which are (i) the subject of any license agreement or arrangement, Trademark, Patent or Copyright registrations or grants, or the subject of pending applications for Trademark, Patent or Copyright registrations or grants; (ii) an identification of the Intellectual Property Rights ownership or right of use of which is claimed by the ASIG Entities, noting the owner, licensor and licensee; (iii) all agreements ("Rights Agreements") which are neither listed on Schedule 6.10 nor specifically identified thereon as Intellectual Property Contracts which include any assignment of, license or other right to, or any consent or undertaking with respect to, or which affects such Intellectual Property Rights; and (iv) all agreements which include any assignment of, license or other right to, or any consent or undertaking with respect to, or which affects any patents, trademarks, trade secrets, copyrights or other intellectual property rights of others.

                  (b) Title and Effect. Except as disclosed in Schedule 6.9 hereto: (i) all such listed Rights Agreements are in effect, and each of the ASIG Entities owns or has the right to use the Intellectual Property Rights identified as owned or licensed in Schedule 6.9 (indicating thereon the owner or licensor thereof); (ii) each of the ASIG Entities is using the Intellectual Property Rights that are claimed by each of the ASIG Entities under color of title or license, whether by written agreement or otherwise; (iii) each of the ASIG Entities has the right to transfer or assign all material Intellectual Property Rights that are licensed, without the consent of any other party, and no Person has any rights or has been granted any license under the licensed Intellectual Property Rights;
         (iv) all of the Intellectual Property Rights and all grants or registrations thereof are in full force and effect and all registrations and grants of such Intellectual Property Rights which are subject to and have become due for renewal or maintenance, have been renewed or maintained or are the subject of pending renewal applications or payment of maintenance; (v) there are no facts or circumstances which might reasonably be expected to cause any of the material Intellectual Property Rights to be unenforceable or otherwise not useable in the Business; (vi) the use of the Intellectual Property Rights in the Business and the conduct of the Business as presently conducted do not infringe or violate in any material respect the rights (statutory, contractual or otherwise) of any other Person; and (vii) all Trademark, Patent and Copyright registrations and grants included in the Intellectual Property Rights which are indicated as being owned by any of the ASIG Entities are owned by the ASIG Entities as disclosed.

                  (c) Conflicts. Except as set forth in Schedule 6.9: (i) no Intellectual Property Rights are involved in an interference, conflict, cancellation, opposition or reexamination proceeding and, to Sellers' Knowledge, there has been no threat or other indication that any such proceeding will hereafter be declared or commenced; (ii) Sellers know of no basis or indication that any such proceeding will hereafter be declared or commenced or that any of the ASIG Entities has or will have any basis for provoking or initiating an interference, conflict, cancellation, opposition or reexamination proceeding with respect to Intellectual Property Rights held by it or others; (iii) none of the Intellectual Property Rights have been, are being, or will be infringed by others or that any Information has been or is being misappropriated by others; and (iv) Sellers have no Knowledge that any Person has obtained, sought, is seeking, or will seek to obtain patent coverage on any invention or development used in the conduct of the Business or which is the subject of any of the Patents or Information.

                  (d) Year 2000. The ASIG Entities have developed and are timely implementing a plan to address the issue that all software of the Business shall perform as originally designed with respect to data and processing for the year 2000 and beyond.

         6.10     Contracts.

                  (a) List of Contracts. Schedule 6.10 hereto contains, as of the date hereof, a correct and complete list of each of the following types of contracts to which any of the ASIG Entities is a party (whether written or oral) or by or to which any of its Businesses may be affected or its properties may be bound or subject:

                           (i) Any contracts for the performance of Aircraft
                  Fueling Services and Aircraft Ground Handling Services and any Concessions for such services in effect on the date hereof producing revenue to the ASIG Entities in excess of US$100,000 per year individually or US$2,000,000 per year in the aggregate (or its equivalent in foreign currency).

                           (ii) Any employment or severance agreement or
                  employment contract covering any former or present Personnel;

                           (iii) Any employee collective bargaining agreement or
                  other contract with any labor union or organization (except as set forth on Schedule 6.10, there are no terms and conditions binding on any ASIG Entity under any such contracts or agreements not set forth on the face of such contracts or agreements);

                           (iv) Any agreement containing a covenant
                  not-to-compete or that otherwise limits the ability of any ASIG Entity to conduct the Business or to engage in the business of providing VIP lounge maintenance or interior grooming services anywhere in the world;

                           (v) Any lease or similar agreement under which any of
                  the ASIG Entities is a lessor or sublessor of, or otherwise makes available for use by or for any third party, any real or personal property leased by any of the ASIG Entities or any portion of premises otherwise occupied by any of the ASIG Entities;

                           (vi) Any license or other agreement relating in whole
                  or in part to Intellectual Property Rights (including any Rights Agreement under which any of the ASIG Entities has the right to use any of the Intellectual Property Rights owned or held by a third party);

                           (vii) Any agreement or contract under which any of
                  the ASIG Entities has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness, or directly or indirectly guaranteed indebtedness, liabilities or obligations of others or which obligates any of the ASIG Entities to do any of the foregoing (other than endorsements for the purpose of collection in the ordinary course of business);

                           (viii) Any mortgage, pledge, security agreement, deed
                  of trust or other document granting an Encumbrance (including Encumbrances upon properties acquired under conditional sales agreements, capital leases or other title retention or security devices);

                           (ix) Any agreement, contract, lease, license,
                  commitment or instrument to which any of the ASIG Entities or by or to which any of its respective assets or business is or may be bound or subject, which is not in the ordinary course of business or which (A) has or may have any aggregate future liability in excess of US$100,000, individually or in excess of US$2,000,000 in the aggregate, or its equivalent in foreign currency, or (B) is not terminable by any of the ASIG Entities for a cost of less than US$100,000 (or its equivalent in foreign currency);

                           (x) Any Contract for sale or pledge of Receivables;

                           (xi) Any powers of attorney;

                           (xii) Any agreement, contract or commitment under
                  which any of the ASIG Entities is obligated to indemnify Sellers or its affiliates (all of which agreements shall be terminated on or prior to the Closing) or any director or officer of any of the ASIG Entities or of any other entity, except as set forth in the Articles or Bylaws of any of the ASIG Entities;

                           (xiii) Any guaranty by Sellers.

                           (xiv) Any agreement (other than as listed in Section
                  6.10(a)(i) hereof), contract, purchase order or commitment requiring any of the ASIG Entities to perform specified work or supply material for a specified price in excess of US$100,000, individually or in excess of US$2,000,000 in the aggregate (or its equivalent in foreign currency);

                           (xv) Any agreement, contract, purchase order or
                  commitment (other than as listed in Section 6.10(a)(i) hereof) involving more than US$100,000 individually or in excess of US$2,000,000 in the aggregate (or its equivalent in foreign currency) or extending more than 6 months from the date hereof for the purchase of materials, goods, supplies or services;

                           (xvi) Any agreement, contract, or commitment with
                  independent sales persons or consultants which reasonably may be expected to cost any of the ASIG Entities more than US$100,000 individually or in excess of US$2,000,000 with respect all such agreements in the aggregate (or its equivalent in foreign currency) during one year;

                           (xvii) Any agreement or contract pursuant to which
                  any officer, director or employee of any of the ASIG Entities has a right to terminate his or her employment or receive a payment of any kind upon the sale or merger or any other change in control of any of the ASIG Entities;

                           (xviii) Any agreement or any other contract
                  reasonably expected to generate revenues in excess of US$100,000 individually or in excess of US$2,000,000 with respect all such agreements in the aggregate, or its equivalent in foreign currency;

                           (xix) Any joint venture agreement with third parties
                  for the conduct of Business or any portion thereof, including operation of the Aircraft Fueling Services, Tank Farms and Hydrant Systems, and Aircraft Ground Handling Services;

                           (xx) Any confidentiality agreement to which any of
                  the ASIG Entities is a party or by which it or its properties is bound or is subject; or

                           (xxi) Any written agreement, contract, purchase order
                  or commitment not otherwise described in Sections 6.10(a)(i) through 6.10(a)(xx) hereof which is material to any of the ASIG Entities.

                  (b) Binding Contracts. As of the date hereof and immediately after giving effect to the Closing, each contract, lease, license, purchase order, commitment instrument or other agreement to which any of the ASIG Entities is a party or by which any of the ASIG Entities or their respective assets or properties are otherwise bound (collectively the "Contracts") is, valid and binding, in full force and effect and enforceable in accordance with its terms, except to the extent such enforceability may be limited by or subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or limiting creditors' rights generally or by general principles of equity (assuming proper authorization by all requisite corporate or, if not a corporation, by all other requisite action by the other party thereto, which, to Sellers' Knowledge, has occurred), except as disclosed on
          Schedule 6.10 or the other Schedules attached hereto. Except as disclosed in Schedule 6.10, each of the ASIG Entities has performed all material obligations required to be performed by it under the Contracts and is not (and with the passage of time or the giving of notice, or both, will not be) in breach or default in any material respect thereunder and, to Sellers' Knowledge, no other party to any of the Contracts is (or with the lapse of time or the giving of notice, or both, will be) in breach or default in any material respect thereunder. Except as disclosed in Schedule

          6.10, no Contract will terminate or be terminable as a result of transactions contemplated hereby. The Sellers have made available to the Buyer correct and complete copies of each Contract.

                  (c) Consents. Except as disclosed on Schedule 6.10, no consent or approval of or any notice with respect to any Concession, operation of the Business as regularly conducted, ownership or lease of any asset of the Business, Contract or Permit is required in connection with consummation of the Transactions.

          6.11 Litigation. Schedule 6.11 hereto contains a list, as of the date of this Agreement, of (a) all pending or, to Sellers' Knowledge, threatened Actions by, against or directly affecting any of the ASIG Entities or any of their respective properties, assets, operations or businesses, (b) all Orders against or directly affecting any of the ASIG Entities or any of their respective properties, assets, operations or businesses, and (c) all Actions or Orders against, and all settlements entered into by, any of the ASIG Entities since January 1, 1996. Except as set forth on Schedule 6.11, none of the ASIG Entities is in default under any Order or settlement and there are no Actions pending or, threatened against, and no Orders entered against, any of the ASIG Entities, nor is there, to Seller's knowledge, any basis for an Action against any ASIG Entity.

          6.12 Employee and Related Matters; ERISA.

                  (a) Benefits Plans. Schedule 6.12 hereto contains each written or documented defined benefit pension plan (except Viad's Corporate Retirement Income Plan referred to herein as "V-RIP", the "SERP", the "MIP" and the "PUP" all herein defined), defined contribution pension plan, retirement, profit sharing, stock option, incentive, deferred compensation, medical, dental, vision, life insurance, sick pay, disability, severance or other written plan, fund, program, policy, contract or arrangement providing employee benefits administered, maintained or contributed to by any of the Sellers or the ASIG Entities ("Plans") in which any ASIG Entities' Personnel (defined herein) or beneficiary currently participates, has participated or was eligible to participate or under which any ASIG Entities' Personnel has accrued or is or will be entitled to any benefits or on behalf of which any of the ASIG Entities is or has acted as a fiduciary since December 31, 1996 (individually, a "Plan" and collectively, the "Plans").

                  (b) Copies of Plans. Sellers have delivered or made available to Buyer copies, together with all amendments thereto, of (i) each Plan (other than certain union Plans listed in Schedule 6.12 which cannot be obtained upon reasonable effort or, in the case of any unwritten Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS or the equivalent or similar form of return (if any) required by any foreign jurisdiction with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such a summary plan description is required, (iv) the most recent trust agreement relating to any Plan; and (v) a complete copy of the most recent IRS determination letter for each Plan for which such a letter was obtained.

                  (c) Plan Liability. Except as in Schedule 6.12, there exists no liability in connection with any Plan that has been terminated and all procedures for termination of such plans have been followed properly.

                  (d) Claims, Etc. Except as described in Schedule 6.12, each of the Plans and any trust created thereunder has been operated and administered in all material respects in accordance with its terms and in compliance with applicable Laws and Orders, including but not limited to ERISA and the Code and any applicable similar or equivalent Law of any foreign jurisdiction. Except as described in Schedule 6.12, there are no pending or, to Sellers' Knowledge, threatened actions, audits, or examinations with respect to any of the Plans and any trust created thereunder by any Governmental Authority.

                  (e) Contributions. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Plan and all contributions for any period beginning on or before the Closing Date which are not yet due have been paid to each Plan or accrued in accordance with the past custom and practice of Seller and the ASIG Entities.

                  (f) Group Health Plans. With respect to any "welfare plan" (as defined in Section 3(l) of ERISA) which qualifies as a "group health plan" under Section 607(1) of ERISA and Section 4980B of the Code and related regulations (relating to the benefit continuation rights imposed by COBRA), or any applicable equivalent or similar Law of any foreign jurisdiction, there is no material liability of any of the ASIG Entities, such group health plan and the administrator of such group health plan all have complied, in all material respects, with all reporting, disclosure, notice, election and other benefit requirements imposed under COBRA, or any applicable equivalent or similar Law of any foreign jurisdiction, as and when applicable; and none of the ASIG Entities has incurred any direct or indirect material liability, nor are any of the ASIG Entities subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction arising on account of or in respect of any direct or indirect failure to comply with such

         COBRA requirements or any applicable equivalent or similar Law of any foreign jurisdiction.

                  (g) Insurance Funding. To Sellers' Knowledge, with respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of any of the ASIG Entities as of the Closing Date that has not been either paid or assumed by Sellers pursuant to the terms of this Agreement or fully reserved against on the Closing Balance Sheet and Net Assets Report.

                  (h) Severance Liabilities. Neither the signing and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from any of the ASIG Entities under any Plan, (ii) increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits other than with respect to benefits assumed by Sellers.

                  (i) Additional Benefits. None of the ASIG Entities has announced any plan or made any legally binding commitment to create additional benefits which are intended to cover Personnel of any of the ASIG Entities or to make any amendment or modifications to any Plan that covers or has covered or is available to any of the ASIG Entities' Personnel other than as set forth in Schedule 6.12 or as required by law. No payment under any Plan will not be deductible by any of the ASIG Entities subject to provisions of the Code by reason of failure to comply with any provisions of the Code.

                  (j) Qualification. Except as disclosed in Schedule 6.12 hereto, each Plan intended by Sellers or ASIG Entities to be a qualified Plan under Code Section 401(a) meets the requirements of a "qualified plan" under Code Section 401(a) and has received a favorable determination letter from the Internal Revenue Service, and to Sellers' Knowledge, there are no facts or circumstances which could render such favorable determination letters invalid.

                  (k) PBGC Liability. None of Sellers or ASIG Entities has incurred, and there are no facts or circumstances which would cause Sellers or any of the ASIG Entities to incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Plan that any of Sellers maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

         6.13     Multiemployer Plans.

                  (a) Withdrawal Liability. Each of the ASIG Entities has timely made all contributions which any of them has been or is required to make by law or contract to any Multiemployer Plan, and there is no obligation to make payments for withdrawal liability.

                  (b) Insolvency. To Sellers' Knowledge, no Multiemployer Plan to which any of the ASIG Entities are required to contribute or to which their respective previously owned subsidiaries were required to contribute is in reorganization status (as defined in Section 4241 of ERISA or any applicable equivalent or similar Law of any foreign jurisdiction) or insolvent (as defined in Section 4245 of ERISA or any applicable equivalent or similar Law of any foreign jurisdiction). Except as set forth on Schedule

          6.13, to Sellers' Knowledge, none of the Multiemployer Plans to which any of the ASIG Entities contributes is subject to Title IV of ERISA.

          6.14 Absence of Changes or Events. Since December 31, 1997, and through the Closing Date, except as disclosed on Schedule 6.14 hereto or as otherwise provided for in Section 8 hereof, there has not been any event or circumstance which could reasonably be expected to have a Material Adverse Effect on the ASIG Entities or the Business or any:

                  (a) No Changes. Change in the Business, financial condition, assets, Liabilities, results of operations or prospects of any of the ASIG Entities, except for changes which have not had or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (b) Increases in Payments/Expenses. Except for actions taken by the ASIG Entities in the ordinary course of business consistent with past practice, (i) increases in the base compensation payable or to become payable by any of the ASIG Entities to any of the Personnel,
          (ii) except for amounts awarded in the ordinary course of business consistent with past practices in character and amount, pursuant to Plans in existence as of December 31, 1997, any bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel (all of which are set forth on Schedule 6.14), (iii) employee welfare, pension, retirement profit-sharing or similar payment or arrangement made or agreed to by any of the ASIG Entities for any Personnel whether past or present, except pursuant to Plans in existence as of December 31, 1997, whether or not such Plans become effective on January 1, 1998, (iv) amendment of or new employment, severance or other compensation agreement involving annual compensation in excess of US$25,000, or management or consulting agreement involving annual payments in excess of US$25,000 to which any of the ASIG Entities is a party and pursuant to which any third party will perform services for any of the ASIG Entities, (v) commitment to any additional Plans related to the Personnel or amendment or commitment to amend any of such Plans, funds or similar arrangements as of December 31, 1997, or
         (vi) except for amounts granted in the ordinary course of business, consistent with past practice under existing agreements described in
         Schedule 6.14, grant or award of any termination or severance payment for any Personnel;

                  (c) Modification of Plans. Additions to or modification of the Plans affecting any of the Personnel other than (i) contributions made since December 31, 1997, in accordance with the terms of the Plans or otherwise in accordance with the normal practices of any of the ASIG Entities, (ii) the extension of coverage to any other Personnel who became eligible after December 31, 1997, in accordance with the terms thereof in effect prior to December 31, 1997, or (iii) as required by law;

                  (d) Shares in Business. Issuance, sale or agreement to issue or sell (i) any shares of capital, or (ii) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of capital or any other participation in any of the ASIG Entities or the Business;

                  (e) Transfer of Assets. Except for transfers pursuant to Sections 8.9 and 8.24, hereof or the distribution of cash dividends which will not and do not limit or impair

         Sellers' ability to deliver the minimum Net Working Capital or minimum cash pursuant to Section 3.2, if any, for fiscal periods ending on or prior to the Closing Date, Sale, assignment or transfer of any of the assets of any of the ASIG Entities which are material individually or in the aggregate to any of the ASIG Entities other than in the ordinary course of business and consistent with past practice in character and amount;

                  (f)      Acquisitions.

                           (i) Acquisition by any of the ASIG Entities, by
                  merger or consolidation with, or purchase of substantially all of the assets or capital, or any other acquisition of any material assets or business of, any corporation, partnership, association or other business organization or division thereof;

                           (ii) Agreement by any of the ASIG Entities to enter
                  into the formation of any joint venture, partnership or other similar arrangement or form any other new material arrangement involving the Business; or

                  (g) Articles and Bylaws. Amendment to any of the ASIG Entities' Articles or Bylaws;

                  (h) Failure to Operate in Ordinary Course. Failure to operate any of the ASIG Entities in the ordinary course consistent with past practice, or failure to preserve for any of the ASIG Entities its customers and others having material business relations with it (including employees, suppliers, customers, licensors, licensees and distributors);

                  (i) Change in Policies. Change in or discontinuance of any existing policies of insurance with coverages for any of the ASIG Entities in full force and effect at least at such levels as were in effect on December 31, 1997;

                  (j) Change in Accounting. Change in accounting methods or practices by any of the ASIG Entities, or reversal of previously established accounting provisions or treatments, or any change in the method of applying GAAP, or the realization of any extraordinary or nonrecurring gain or loss;

                  (k) Maintenance of Books. Failure to maintain each of the ASIG Entities' books and records in the usual, regular and ordinary manner on a basis consistently applied with prior periods;

                  (l) Certain Modifications. Entry into, or termination, amendment or modification by any of the ASIG Entities of, any Contract, agreement, commitment, transaction, Permit or other instrument (including, without limitation, any borrowing, capital expenditure, capital contribution or capital financing) which is material to any of the ASIG Entities other than in the ordinary course of business or as is contemplated by this Agreement;

                  (m) Capital Expenditures. Except as required under Section 8.15, commitment to make any capital expenditure resulting in an obligation of the ASIG Entities in excess of US$50,000 after the Closing (which are not reflected on Schedule 6.14(m) unless Sellers deliver written notice to Buyer and Buyer does not object to such expenditure prior to Sellers' committing the ASIG Entities thereto) or the failure to make any capital expenditures as provided in the existing budget or operating plan of the ASIG Entities, a correct and complete copy of which is attached to Schedule 6.14, has been delivered to Buyer and is referenced in Section 8.15 and Schedule 8.15 hereof, or the execution of any capital Lease or any incurring of any commitment or Liability therefor by any of the ASIG

         Entities which is not in the ordinary course of business, or the cost of which is in excess of US$50,000 each (or its equivalent in foreign currency);

                  (n) Obligations. Failure to pay any obligation when due after giving effect to any applicable grace or cure period, or failure to pay accounts payable of the ASIG Entities in accordance with the terms thereof;

                  (o) Encumbrancers. Mortgage, pledge or other Encumbrance of any asset of any of the ASIG Entities, other than in the ordinary course of business consistent with past practice;

                  (p) Receivables. Acceleration of the collection of Receivables or other change from the Sellers' past practices with respect thereto.

                  (q) Debt. Incurrence of or commitment to incur any indebtedness for borrowed money or any assumption, guarantee, endorsement or other creation of responsibility for obligations of any other Person or any loan or advance to any person by any of the ASIG Entities, none of which shall be outstanding as of the Closing Date. The foregoing shall not apply to trade payables and wages to employees incurred in the ordinary course of business to the extent reserved on the Closing Balance Sheet;

                  (r) Property Damage/Loss. Damage, destruction, casualty or loss or waiver of rights of material value with respect to any assets of any of the ASIG Entities (whether or not covered by insurance) in excess of US$25,000 in the aggregate;

                  (s) Distributions. Except for transfer of the Retained Assets and Retained Liabilities, settlement of the Intercompany Accounts and payments not prohibited by Sections 6.14(e) or 6.14(x) hereto, declaration, setting aside or payment of dividends or distributions (whether in cash, capital shares or property) in respect of any capital of any of the ASIG Entities, or any redemption, purchase or other acquisition of any capital of any of the ASIG Entities;

                  (t) Settlements. Settlement of pending or threatened litigation involving the payment by any of the ASIG Entities of an amount exceeding individually or in the aggregate US$100,000 (or its equivalent in foreign currency);

                  (u) Labor Matters. Change in employee relations which has had or could reasonably be expected to have a Material Adverse Effect, including any material commitments (through negotiation or otherwise) of any liability or obligation to any employee, employee representative or labor union by any of the ASIG Entities;

                  (v) Lapse of Intellectual Property Rights. Disposition or lapsing of any material Intellectual Property Rights or any disclosure to any Person of any material Intellectual Property Rights not theretofore a matter of public knowledge;

                  (w) Sale/Leasebacks. Entry by any of the ASIG Entities into any sale/leaseback transaction;

                  (x) Payments to Sellers. Except for payments pursuant to
         Section 8.9 hereof and the distribution of cash dividends, which will not limit Sellers' ability to deliver the minimum Net Working Capital pursuant to Section 3.2, if any, for fiscal periods ending on or prior to the Closing Date, any payment by any of the ASIG Entities or any agreement by any of the ASIG Entities to make payment to Sellers, of whatever kind or nature, and whether or not in the ordinary course consistent with past practice, including but not limited to compensation payments or payments pursuant to Plans, except as disclosed on Schedule 6.14 or as explicitly provided this Agreement; or

                  (y) General. Agreement by any of the ASIG Entities to do any of the foregoing, except as contemplated under this Agreement.

         6.15 Compliance with Applicable Laws.

                  (a) General Compliance. Except as disclosed on Schedule 6.15 hereto; (i) all of the ASIG Entities have complied and are in compliance with all Laws and all Orders (other than Environmental Laws, which are covered by Section 6.15(b) hereof), except where noncompliance reasonably could not be expected to have a Material Adverse Effect; (ii) since December 31, 1996, none of the ASIG Entities has received any written or oral communication from any Person that alleges that any of the ASIG Entities, their respective predecessors, or any of their respective previously owned subsidiaries was not or is not in compliance with any Law or Order.

                  (b) Environmental. Except for the Known Environmental Liabilities disclosed on Schedule 6.15 (b)) hereto:

                            (i) All of the ASIG Entities, as well as the assets
                  of the ASIG Entities and the Business have complied and are in compliance with applicable Environmental Laws;

                            (ii) Each ASIG Entity has timely obtained all
                  permits, licenses, registrations and other governmental approvals and authorizations and has timely filed all reports and other documents required by applicable Environmental Laws;

                           (iii) There are no conditions or circumstances
                  concerning any of the assets of the ASIG Entities which pose a material risk to the environment or health or safety of persons;

                           (iv) No ASIG Entity or Seller has received notice of
                  and Sellers have no Knowledge of any violation (whether alleged or proven), claim, liability, demand, litigation, proceeding or governmental investigation (whether pending or threatened) arising from applicable Environmental Laws relating to, the Business, the assets of the ASIG Entities or Hazardous Materials which are or were present on or with respect to the assets of the ASIG Entities.

                           (v) Without limiting Sellers' indemnification
                  obligations under Sections 12.2(a)(iii), (iv), (v) and (vi) hereof, to Sellers' Knowledge, there are no past or present conditions, circumstances, activities, practices, incidents, actions, or plans relating to the past or current business, assets or facilities of the ASIG Entities that could interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which would give rise to any legal liability (whether statutory or common law) or which may otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the Release into the indoor or outdoor environment of any Hazardous Material;

                           (vi) No lien relating to any applicable Environmental
                  Law has attached to any asset of an ASIG Entity;

                           (vii) No ASIG Entity has, either expressly or by
                  operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental Laws; and

                           (viii) Sellers have made available to Buyer full and
                  complete copies of all environmental study, assessment, audit and analytical reports in their possession or under their reasonable control relating to the past or current properties or facilities of the ASIG Entities and all other material documents relating to environmental compliance or liability issues relating to the ASIG Entities.

         6.16     Employee and Labor Relations.  Except as disclosed on Schedule
6.16 hereto:

                  (a) Collective Bargaining Representative. There is no collective bargaining representative of any employees of the ASIG Entities;

                  (b) Labor Disputes. There is and for the past 3 years has been no labor strike, work stoppage, lockout or other work action, and no such dispute is actually pending or, to Sellers' Knowledge, threatened against or affecting any of the ASIG Entities;

                  (c) Representative Questions. No union organization or decertification campaign is in progress or, to Sellers' Knowledge, threatened with respect to any of the ASIG Entities; and no question concerning representation exists respecting such employees;

                  (d) Unfair Labor Practices. There is no unfair labor practice charge or complaint pending or, to Sellers' Knowledge, threatened before the National Labor

         Relations Board or any similar state, local or foreign Governmental Authority having jurisdiction, including any foreign labor Law against any of the ASIG Entities;

                  (e) Grievances. There is no pending or, to Sellers' Knowledge, threatened labor grievance against any of the ASIG Entities;

                  (f) Employment Matters. No Actions or investigations with respect to any Law relating to the employment of labor is under way (or to Sellers' Knowledge threatened) against any of the ASIG Entities and no facts or circumstances exist that could give rise to a liability under any such law which would have a Material Adverse Effect; and

                  (g) Collective Bargaining Obligations. All collective bargaining obligations required by any Law or contract have been, or prior to Closing will be, satisfied by Sellers or the ASIG Entities. No plant closing or mass layoffs as those terms are defined in the WARN Act or any similar state or local Law have been implemented in the past 5 years, and no layoffs that could implicate such Laws will be implemented before Closing without advance notice to Buyer.

          6.17 Absence of Undisclosed Liabilities. Except as disclosed on
Schedule 6.17 hereto, none of the ASIG Entities have any Liabilities other than
(a) Liabilities or obligations to the extent reflected or reserved against in the Most Recent Balance Sheet; (b) liabilities or obligations which were incurred after the date of the Most Recent Balance Sheet in the ordinary course of business consistent with past practice in character and amount (none of which is the result of a claim for breach of contract, a warranty claim, a tort or infringement) and which will be reflected on the Closing Balance Sheet and the Net Assets Report; or (c) are as expressly described in this Agreement or in the Schedules hereto.

         6.18 Brokers and Finders. Except as disclosed on Schedule 6.18 hereto (all of which will be paid by Seller at Closing), no investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement hired by or on behalf of Sellers or the ASIG Entities is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the Transactions.

         6.19 Insurance. Schedule 6.19 hereto contains a list of insurance policies of any nature whatsoever presently in effect and maintained with respect to the business or property of any of the ASIG Entities or for which any ASIG Entity has been named as an insured or otherwise has been the beneficiary of coverage at any time during the past 1 year, and all such insurance has been customary and reasonable in scope and amount for the Business. Except as otherwise disclosed on Schedule 8.20, no ASIG Entity has any self-insurance arrangements.

         6.20 Banking Facilities. Schedule 6.20 hereto contains a list of: each bank, savings and loan or similar financial institution or other entity in which any of the ASIG Entities has an account or safe deposit box or which holds other assets of any of the ASIG Entities and the numbers of the accounts or safe deposit boxes maintained thereat; and the names of all persons authorized to draw on each such account or to have access to any such safe deposit box facility, or who acts as a fiduciary or hold a power of attorney from any of the ASIG Entities with respect to any such accounts.

         6.21 Books of Accounts, Records. Each of the ASIG Entities' general ledgers, stock record books, minute books and other material records relating to its respective assets, properties, Contracts and outstanding legal obligations are, in all material respects complete and correct, and have been maintained in accordance with good business practices.

         6.22 Accounts Receivable. All Receivables reflected on the Most Recent Balance Sheet of the Financial Statements have arisen from bona fide transactions in the ordinary course of business.

         6.23 Affiliated Transactions. Except as disclosed on Schedule 6.23 hereto, no Seller and no officer, director, shareholder, or affiliate of any Seller or ASIG Entity or any person related by blood or marriage to any such Person or any entity in which any such person possesses, directly or indirectly, any material beneficial interest, is a party to any agreement, contract, commitment or transaction with, or performs any material service for, any ASIG Entity or has any interest, directly or indirectly, in any property used by any ASIG Entity. No Seller nor any of its subsidiaries nor any director, officer, shareholder or affiliate of any Seller or ASIG Entity, or any person related by blood or marriage to any such Person possesses, directly or indirectly, any material financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a substantial supplier, customer, lessor, lessee, or competitor of any ASIG Entity.

         6.24 Licenses and Permits. Except as disclosed in Schedule 6.24 hereto,
(a) each of the ASIG Entities has and is in compliance with all material licenses, franchises, permits (including without limitation environmental and construction permits and operating permits), approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments required to conduct its business as presently conducted; and (b) all such licenses, franchises, permits (including without limitation environmental and construction permits and operating permits), approvals, authorizations, exemptions, classifications, certificates, registrations, arrangements, commitments, and similar documents or instruments are valid, binding, and in full force and effect.

         6.25 Customers. Schedule 6.25 hereto lists each customer or group of related customers who accounted for more than 5% of the consolidated revenues of the Business during the past 24 months. Neither Seller nor any ASIG Entity has received any notice or has any knowledge that any such customer intends to terminate or materially reduce its business with the ASIG Entities in the future, and except as set forth on Schedule 6.25 no such customer has terminated or materially reduced its business with the ASIG Entities during the past 12 months.

         6.26 Disclosure. No representation or warranty regarding the ASIG Entities or the Business contained in this Agreement nor any schedule, attachment or exhibit hereto, and no statement contained herein or in any certificate or document identified herein or on Schedule 6.26 as having been furnished to Buyer pursuant to the Transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or condition of which either Seller has knowledge which has not been disclosed to Buyer and which has or could reasonably be expected to have a Material Adverse Effect on the Business.

7. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Sellers that:

         7.1 Corporate Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it require such qualification, except where the failure to so qualify or be in such good standing would not have a Material Adverse Effect. Buyer has full corporate power and authority to own its properties and to carry on its business as it is now being conducted.

         7.2 Authority. Buyer has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the Transactions. As of the Closing, this Agreement and the consummation by Buyer of the Transactions will have been duly and validly authorized and approved by all necessary corporate proceedings on the part of Buyer. This Agreement will have been duly and validly executed and delivered by Buyer and will constitute the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors, rights and to general principles of equity.

         7.3 No Violation. As of the Closing, neither the execution, delivery and performance of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, will:

                  (a) No Conflicts. Conflict with or result in any violation of the Articles or Bylaws of Buyer; or

                  (b) No Defaults. Result in the breach of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the modification, limitation or revocation of, or result in the loss, suspension, impairment or forfeiture of any right, privilege or benefit under, or require any payment under, or give rise to a right of termination, cancellation or acceleration of any obligation under, any provision of (i) any note, bond, debt instrument, mortgage, indenture, deed of trust, item of intellectual property, Permit, license, lease, lien, contract, commitment, agreement or other instrument or arrangement to which Buyer or any of its subsidiaries is a party or by which any of their respective properties, assets or businesses are bound or (ii) any Law or order applicable to Buyer or by which Buyer or any of its subsidiaries is bound or by which any of their respective properties or assets or businesses is bound or affected.

         7.4 Brokers and Finders. Except as disclosed on Schedule 7.4 hereto (all of which will be paid by Buyer), no investment banker, broker, finder, consultant or intermediary hired by or on behalf of Buyer is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement and the Transactions.

         7.5 Investment. Buyer (a) understands that the Companies' Shares have not been, and will not be, registered under the Securities Acts, and are being offered and sold in reliance upon U.S. federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Companies' Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Sellers and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Companies' Shares, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Companies' Shares, and (f) is an Accredited Investor for the reasons set forth on Schedule 7.5 hereto.

         7.6 Consents and Approvals. Except for requirements of the HSR Act and the Exon-Florio Amendment, no Permit of, or registration, declaration or filing with, any Governmental Authority, or any other Person not a party to this Agreement, is required for the validity of the execution and delivery of, or for Buyer to execute and deliver, this Agreement or to pay the

Purchase Price to Sellers at Closing, other than (a) as may be required by applicable state corporate and the Securities Act, the HSR Act or the Exon-Florio Amendment, (b) as disclosed on Schedule 7.6 hereto, and (c) Permits, registrations, declarations and filings which will be made on or prior to Closing or which are not required as of the Closing.

8.       ADDITIONAL COVENANTS AND AGREEMENTS; ACKNOWLEDGMENTS.

         8.1      Conduct of Business of the ASIG Entities.

                  (a) Ordinary Course of Business. From the date hereof through the Closing Date, except as consented to or approved by Buyer in writing and except as provided for or contemplated in Section 6.14 hereof and this Section 8, Sellers covenant and agree that Sellers shall cause all of the ASIG Entities to operate the Business in the ordinary and usual course consistent with past practices. Moreover, except as consented to by Buyer in writing, Sellers agree that from the date hereof through Closing Date, none of the ASIG Entities shall engage in any practice, take any action or enter into any transaction of the nature that would require a disclosure as provided for or contemplated by Sections 6.14 or 8.17 hereof.

                  (b) Preservation of Business. Without limiting the foregoing, Sellers shall use their best efforts to cause the ASIG Entities to preserve and advance the Business, keep its properties intact, preserve the goodwill of the Business, perform its agreements and obligations, pay its payables promptly as they become due (without extension) in accordance with the terms thereof, make all committed budgeted or scheduled replacements or repairs or equivalent, maintain all of its physical properties in good repair and operating condition, subject only to ordinary wear and tear and in each case in accordance with past practices, continue appropriate maintenance, repair and replacement, capital expense or improvement programs in accordance with original plans in all material respects but subject to the permitted limitations of Section 8.15 hereof and perform and comply in all material respects with the terms of such plans and the contracts set forth in Schedule 6.10 hereto.

         8.2 Reasonable Efforts. Sellers and Buyer promptly shall: (a) make their respective filings and thereafter make any other required submissions under all applicable laws, including filings under the HSR Act and the Exon-Florio Amendment, if applicable, with respect to the Transactions; and (b) use all their reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to cause the Closing to occur and to consummate and make effective the Transactions as herein required.

         8.3 Access to Information. From the date hereof and through the Closing, upon reasonable notice, Sellers and all of the ASIG Entities shall permit representatives of Buyer to have full access to all premises, properties, personnel, books, records, contracts and documents of or pertaining to the ASIG Entities and shall provide Buyer with such financial information regarding the Business as Buyer reasonably may request. Such access by Buyer shall not disrupt the conduct of the Business by the ASIG Entities. From and after the date hereof (including after Closing), Sellers will give Buyer reasonable access to and cooperation from its staff, accountants, auditors, books, records and workpapers for purposes of preparing historical financial information and statements of the ASIG Entities.

         8.4 Publicity. Prior to Closing, except for disclosures specifically required by Law or any order, no public announcement relating to the transactions contemplated hereby shall be released by Buyer or the Sellers (and the Sellers shall cause the ASIG Entities not to make any such release), without the prior written consent of the other parties hereto. If disclosure specifically is required by Law or any Order, prior to Closing, Buyer or Sellers, as applicable, shall give the non-disclosing party prior written notice of the disclosure to be made and a reasonable opportunity to consult with the disclosing party prior to making any such disclosure.

         8.5      Taxes.


                  (a) Mutual Assistance. Buyer and Sellers will provide each other such records, access to employees and assistance including execution of documents that are merely ministerial in nature, such as the signing of Returns and other forms which Sellers represent to be complete and correct) as reasonably may be requested by either of them in connection with the preparation of any Return, any audit or other examination by any Governmental Authority, and any judicial or administrative proceedings relating to liability for Taxes (including refunds thereof) as provided pursuant to Section 8.5(b) hereof. From and after the Closing Date, Buyer agrees to retain Tax Records of the ASIG Entities relating to tax periods for which Sellers have indemnified Buyer pursuant to Section 8.5(b) hereof for until the expiration of any applicable limitations period (including any extensions thereof) with respect to such tax periods. Buyer will use reasonable efforts to notify Sellers prior to destroying material tax records for such tax periods. Any such records or other information disclosed pursuant hereto shall be held in strict confidence and shall not be disclosed to others for any reason whatsoever, except to the extent that such disclosure is required in order to effect the intent of this Agreement or such disclosure is required by law.

                  (b) Allocation of Tax Liability. Sellers shall be responsible for and shall indemnify and hold Buyer and the ASIG Entities harmless against and from all Taxes (excluding any Transaction Tax imposed by Government Authorities on Buyer and not on Sellers) (i) due or payable at any time with respect to or relating to the income, ownership and/or operation of the ASIG Entities at any time on or before Closing, and for all periods ending on or before the Closing Date; or (ii) resulting from any ASIG Entity having been, or ceasing to be, a member of any consolidated, combined, unitary or similar group that includes either of Sellers, whether imposed under Treasury Regulation 1.1502-6 of the Code or otherwise. Buyer and the ASIG Entities jointly and severally shall be responsible for and shall indemnify and hold Sellers harmless against all Taxes relating to the ownership and operations of the ASIG Entities for all taxable periods beginning on the date immediately after the Closing Date or thereafter. Sellers shall be responsible for and shall indemnify and hold Buyer and the ASIG Entities harmless from and against all Taxes relating to the ownership and operation of the ASIG Entities for any taxable period beginning before and ending after the Closing Date to the extent such Taxes are attributable to the portion of such period ending on the Closing Date. For any tax period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax attributable to the portion of such period ending on the Closing Date:

                           (i) In the case of any such Taxes not based upon or
                  related to income or receipts, shall be deemed to be the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period;
                   and

                           (ii) In the case of any such Taxes based upon or
                   related to income or receipts, shall be determined on the basis of an interim closing of the books at the close of business on the Closing Date.


                   (c) Tax Audit Adjustments. Buyer shall be responsible for the good faith representation of each of the ASIG Entities in regard to all present and future U.S. and foreign, federal, state, provincial and local Tax audits, protests and appeals for all years or periods open for the assessment of Tax deficiencies with respect to the Business through and including any taxable period ending on or before the Closing Date and all succeeding periods. Buyer shall inform the Sellers of (i) the commencement of any audit or examination, (ii) proposals of deficiencies or refunds, and (iii) the assessment of deficiencies or the agreement to refund an overpayment of Taxes, with respect to all of the ASIG Entities for any Tax Period for which Sellers have indemnified Buyer pursuant to Section 8.5(b) hereof. Sellers shall be entitled to participate in such audits and any subsequent protests and appeals, and to review any workpapers relating thereto with respect to such Tax periods. Neither Buyer nor any of the ASIG Entities shall settle, compromise, accept, reject, protest or appeal any adjustment or proposed adjustment in connection with any Tax audit or examination unless Buyer and the ASIG Entities have first obtained the Sellers' written approval, which approval shall not be unreasonably withheld or delayed, with respect to such adjustment if such actions would materially, adversely affect the Tax liability of any of the ASIG Entities or Sellers giving effect to this Agreement.

                  (d) Tax Returns. Prior to the Closing Date, each of the ASIG Entities duly and timely shall file all Returns with respect to the ownership and operations of the Business required to be filed by it by such time (giving effect to any extensions available therefor) and shall pay all Taxes due and payable with respect to such Returns, provided that any of the ASIG Entities may contest in appropriate proceedings any Tax, governmental charge, duty, or assessment; and each of the ASIG Entities will withhold from each payment made to each of its employees, if any, the amount of all Taxes (including, but not limited to, federal income taxes and the U.S. Federal Insurance Contribution Act Taxes and state, local and foreign income, wage, disability, unemployment, and similar Taxes) required to be withheld therefrom and will pay the same, before becoming delinquent, to the proper Governmental Authority. Sellers duly and timely shall file all federal, state and local Returns and reports for each of the ASIG Entities and the Business for all taxable periods ending on or prior to the Closing Date, and Buyer shall duly and timely file all Returns and reports for each of the ASIG Entities for all taxable periods beginning after the Closing Date. Notwithstanding the foregoing, Buyer duly and timely shall file all other Returns and reports for each of the ASIG Entities for all taxable periods beginning before and ending after the Closing Date. Consistent with the prior practice of the ASIG Entities, at Sellers' reasonable written request (to be made no later than 30 days prior to the requested delivery date), Buyer shall use reasonable efforts, at Sellers' expense, to cause the ASIG Entities to provide to Sellers pro forma 1997 and short period 1998 (through the Closing Date) U.S. federal and state income and franchise tax returns in a manner consistent with prior practice. If such pro forma returns are requested by Sellers, Buyer shall use reasonable efforts to provide Sellers such 1997 pro forma returns by one month after the Closing and such 1998 pro forma returns by 3 1/2 months following Closing. Upon receipt of the invoice with respect to reasonable out-of-pocket fees and expenses incurred with respect to such pro forma returns, Sellers shall promptly pay all such amounts.

                  (e) Section 338(h)(10) Election. With respect to the acquisition of Shares hereunder, Buyer shall make a timely election under Section 338(g) of the Code and Seller and Buyer jointly shall make an election under Section 338(h)(10) of the Code and any corresponding elections under state or local law (collectively, a "Section 338 Election"). Seller and Buyer shall (i) take, and cooperate with each other to take, all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Section 338 Election promulgated thereunder, or any successor provisions, as promptly as practicable following the Closing Date, but not later than the date which is the latest date for making such Section 338 Election, and (ii) Seller and Buyer shall report the sale of the Shares pursuant to this Agreement consistent with the Section 338 Election and shall take no position contrary thereto or inconsistent therewith in any Tax Return, any discussion with or proceeding before any taxing authority, or otherwise.

         8.6 Insurance. Sellers shall cause each of the ASIG Entities to keep, or cause to be kept, all insurance identified on Schedule 6.19 in full force and effect through the close of business on the Closing Date. Upon the signing hereof Sellers and Buyer shall cooperate to arrange for the replacement of such Insurance identified for replacement as of the Closing Date without the Sellers being responsible thereunder, and Sellers shall cooperate with the ASIG Entities as may be necessary to permit such insurance not identified for replacement to remain in force as of the Closing Date for continuation after the Closing Date as determined by Sellers, Buyer and the ASIG Entities.

         8.7 Resignations. Except to the extent Buyer directs otherwise, Sellers shall cause the resignation of each of the ASIG Entities' present directors and officers, named on Schedule 8.7 hereto, effective as of the date Buyer causes them to be accepted.

         8.8 Third-Party Consents. To the extent that the change of ownership of Companies' Shares or ASIG Subsidiary Shares requires, pursuant to any License, Concession, Permit, Contract, or lease, the consent, release or waiver of or notice to any third party, Sellers shall use best efforts to obtain such consent, release or waiver, without any condition or modification adverse to the Business, or to give such notice. Buyer may delay the Closing or terminate this Agreement upon notice in writing if Sellers fail to obtain any such consent or to give any such notice and any such failure (individually or in the aggregate) could, in Buyer's reasonable judgment, have a Material Adverse Effect and Sellers do not agree to a reduction in the Purchase Price that compensates Buyer in an amount satisfactory to Buyer for Sellers, inability to deliver such License, Concession, Permit Contract or Lease. If Sellers do not obtain, without conditions or modifications adverse to the Business, a consent required under any License, Concession, Permit, Contract or Lease in connection with the sale and transfer of the Companies' Shares to Buyer (or the consummation of any other Transaction contemplated by this Agreement), or is otherwise not permitted to transfer any asset of the Business (each a "Non-Transferred Asset"), then Sellers shall enter into any alternative arrangements Buyer requests which are reasonably acceptable to Sellers (such as, without limitation, closing the transactions contemplated by this Agreement into a trust or escrow or distributing the Non-Transferred Asset to Sellers and entering into a "back-to-back" agreement with Buyer or the ASIG Entities), so as to provide Buyer and the ASIG Entities with the full benefit after the Closing of any Non-Transferred Asset to the extent Buyer or the ASIG Entities perform the post-closing obligations with respect to such Non-Transferred Asset.

         8.9      Post-Closing Pension Plan Service Funding.

                  (a) V-RIP Pension Plan. As of the Closing Date, the V-RIP Plan shall be amended in a manner reasonably acceptable to Buyer so that the ASIG Personnel who are participants in the V-RIP that have not attained vesting in the V-RIP shall continue to be credited with service with the ASIG Entities solely for the purposes of the vesting of benefits. Sellers shall retain all liabilities under the VRIP and shall be solely responsible for all benefits accrued by the ASIG Personnel (and all former employees of the ASIG Entities) thereunder as of the Closing Date. ASIG Personnel shall be entitled to a distribution of their accrued benefit from the V-RIP in accordance with the terms of the plan, as if they had terminated employment on the Closing Date. No assets held on behalf of the V-RIP shall be transferred from the V-RIP to any plan established by Buyer (other than with respect to a participant rollover distribution, if applicable) and Sellers shall indemnify and save the ASIG Entities harmless against any and all obligations arising under or with respect to the V-RIP.

                  (b) Buyer Cooperation. Buyer shall reasonably cooperate with Viad in providing after the Closing Date information regarding continued service of employees so that Viad may give proper credit for vesting service to such employees under the V-RIP. Buyer also shall provide such assistance and information reasonably requested by Viad with respect to the ASIG Entities' Personnel in order for Viad toperform such-testing and-calculations as required under ERISA.

                  (c) Savings Plans. With respect to the Viad Capital Accumulation Plan (the "Savings Plans"), Sellers and Buyer shall cooperate to transfer the accounts of the ASIG Personnel to a savings plan qualified under Code Section 401(a) to be established by the ASIG Entities within 60 days of Closing. Prior to transfer of assets, Buyer shall deliver to Sellers an opinion of counsel with respect to the qualified status of Buyer's plan. Sellers shall cause the ASIG Personnel to be fully vested in their account balances under the Savings Plans as of the Closing Date. Until such time as the account balances can be distributed, Sellers shall instruct the Trustee of the Savings Plan to continue to accept loan repayments from the ASIG Personnel consistent with prior practice. The ASIG Entities shall include the outstanding loan balances under the Savings Plan to be transferred to the savings plan it establishes.

                  (d) ESOP. With respect to the Viad Employee Stock Ownership Plan (the "ESOP"), Sellers shall retain all obligations and liabilities arising under or with respect to the ESOP and shall be solely responsible to the ASIG Personnel with respect to benefits accrued thereunder as of the Closing Date. Seller shall cause the ASIG Personnel to be fully vested in their account balances under the ESOP as of the Closing Date. The ASIG

         Personnel will be entitled to a distribution of their account balance in the ESOP in accordance with the terms of the plan, as if they terminated employment on the Closing Date.

                  (e) DSI Pension Plan. As of the Closing, Buyer or a subsidiary thereof shall maintain the Bargained Employees' Pension Plan of Dispatch Services, Inc. (the IIDSI Plan"). In the event the assets are maintained in a trust controlled by Sellers, Sellers and Buyer shall cooperate to take all actions which are necessary or desirable prior to closing so that the trust assets for this plan are maintained in a trust sponsored by DSI.

                  (f) Retiree Welfare Benefits. All ASIG Personnel who are eligible to receive post-retirement medical or life insurance benefits under a Plan sponsored by Viad or any of its affiliates (the "Retiree Plan") if they retired under the Retiree Plan as of the Closing Date shall receive and continue to receive benefits under the Retiree Plan at Sellers, sole cost and expense if they retire as of or prior to the Closing from employment with the ASIG Entities under the same terms and conditions as applicable to Sellers, or any of its affiliates' retirees. Sellers shall remain responsible, and shall retain all obligations with respect to, any person receiving post-retirement medical or life insurance benefits as of the Closing Date and Sellers shall indemnify and save the ASIG Entities harmless from and against any and all liabilities and obligations arising under or with respect to such Plans.

                  (g) Transfer of Assets. Any and all V-RIP or Retiree Plan assets reflected on the books of the ASIG Entities shall be transferred to Sellers as of the Closing Date. Buyer shall provide Sellers with copies of the pension and retiree files of the ASIG Personnel.

         8.10 Noncompete Agreement. Sellers and Buyer shall enter into and execute a noncompetition agreement ("Noncompete Agreement") in form and substance as set forth as Schedule 8.10 hereto.

         8.11 Certain Property Transfers. On or prior to Closing, Viad shall transfer and assign to one of the Companies or one of the ASIG Entities the Trademarks or (service marks) held by Viad for use by the ASIG Entities in the Business and listed on Schedule 8.11 hereto substantially in the form attached hereto as Schedule 8.11 and on or prior to Closing, Sellers shall cause the appropriate ASIG Entity to transfer to Viad, as necessary, the Retained Assets and Retained Liabilities.

         8.12 Confidential Information; Solicitation of Personnel. Sellers and Buyer each covenant and agree as follows:

                  (a) Sellers' Obligation. Sellers shall not (i) at any time after the Closing Date, disclose to any Person other than Buyer or the ASIG Entities, in any manner, directly or indirectly, any Information pertaining to the Business, which is licensed to or owned in whole or in part by any of the ASIG Entities or which has been created or developed for, used in or necessary for the conduct of the Business; and (ii) for a period of 3 years after the Closing Date, except for Robert Tarman, solicit for employment by Sellers or their respective subsidiaries, or employ persons who are directors, officers, agents, employees or contractors of Buyer or any of the ASIG Entities after the Closing Date.


                  (b) Buyer's Obligation. Buyer shall not, and shall not permit the ASIG Entities or any subsidiary or successor thereof to, for a period of 3 years, disclose to any Person other-than Sellers or their respective subsidiaries, in any manner, directly or indirectly, any

         Information pertaining to the businesses of Sellers (other than the Business) or their respective subsidiaries, which is licensed or owned in whole or in part by Sellers or any of their respective subsidiaries (including, without limitation, the businesses of Dobbs International, Inc. or any other subsidiary of Sellers engaged in the airline catering business) or which has been created or developed for, used in or necessary for the conduct of such businesses.

         8.13 Obligations under Financial Accommodations. To extent permitted by third parties, Buyer shall use reasonable efforts to cause ASIG Entities to assume all of the obligations of Sellers pursuant to all of the Financial Accommodations disclosed in Schedule 8.13 which are indicated as to be assumed by Buyer, copies of which have been given to Buyer, and to the extent possible, shall assert reasonable efforts to obtain for Sellers a full release and discharge of Sellers from all obligations under the Financial Accommodations.

         8.14 Liabilities under Certain Plans. Sellers shall terminate the eligibility of the ASIG Entities under the Supplemental Retirement Income Plan ("SERP") and the deferred compensation plan for such Personnel under the Performance Unit Plan ("PUP") and the Management Incentive Plan ("MIP") as of the Closing Date, shall retain and shall fully indemnify Buyer and the ASIG Entities against all liability to participating Personnel of the ASIG Entities thereunder and shall retain, and not transfer to Buyer or the ASIG Entities any of the assets or amounts, if any, funding, SERP, MIP or PUP. Personnel participating in SERP, the MIP and the PUP as of the Closing Date are identified on Schedule 8.14 hereto.


         8.15 Budgeted Capital Expenditures. Sellers have agreed that they will, or will cause the ASIG Entities to make and pay for, the capital expenditures described in Schedule 8.15 in an aggregate amount of approximately US$3.4 million. To the extent any such capital expenditures are not paid for prior to the Closing, Sellers agree to leave an additional amount of cash in the ASIG Entities on the Closing Date equal to the difference between approximately US$3.4 million and the actual cost paid after the date hereof and prior to Closing for specific budgeted capital expenditure items which are required to be capitalized on a balance sheet under GAAP listed on Schedule 8.15.

         8.16 Disclosure Obligations. Sellers shall promptly deliver a written notice to Buyer explaining any material development known by Sellers to affect materially the assets, liabilities, business, financial condition, operations, prospects, or results of operations of the ASIG Entities or disclosing in detail facts they may discover or changes in facts occurring, after the date on which the Schedules are accepted pursuant to Section 13.16 hereof which, if existing on such date would have been required to be disclosed or described in a schedule hereto. No later than 10 business days after receipt of any such notice from Sellers, Buyer may elect to (i) request Sellers to cure at Sellers' expense any matter referred to in such notice; (ii) accept such notice in which case the Schedules will be deemed amended by such notice; or (iii) terminate the Agreement. Buyer's election pursuant to the foregoing sentence shall be in writing.


         8.17 Covenant Regarding Receivables and Cash Accounts. Sellers shall restore (or cause to be restored) to the ASIG Entities, free and clear of any Encumbrance (subject only to filing with the applicable Governmental Authorities of the UCC-3 documents or such other applicable form of termination or release delivered to Buyer pursuant to Section 10.1(n) hereof), all Receivables of the ASIG Entities as of the Closing Date with appropriate reserves for any past due or uncollectible receivables. Sellers may contribute cash to (or refrain from distributing cash from) the ASIG Entities in lieu of restoring any particular Receivables. Seller shall cause funds maintained by the ASIG Entities as petty cash accounts to remain intact at normal levels consistent with past practice. Sellers shall return to the ASIG Entities as of the Closing all cash relating to customer deposits or held on behalf of the consortia without diminution (except for the purposes for which such accounts have been maintained in the ordinary course of business of the ASIG Entities).

         8.18 Other Documents/Actions. In addition to the foregoing, Buyer and Sellers shall each execute such documents and take such further actions as may be required for each such entity to assure performance of its other obligations set forth in Section 8 hereof.


         8.19 Medical Benefits. Viad agrees to retain and be solely responsible for all liability or obligation of any ASIG Entity for claims made and conditions existing on or prior to Closing with respect to any medical condition or illness of any employee, former employee, laid-off or disabled employee (including in each case spouses and dependents thereof) (including, without limitation, the plan administered by John Alden Healthcare Inc., the Dispatch Plan and the other medical plans disclosed on Schedule 8.20), it being understood that with respect to matters subsequent to December 31, 1997, that are covered by the Aetna HMO Plan or other insured Plan, Sellers shall not be liable to the extent (i) any such claims are paid under such Plan; or (ii) of any employee co-pay or deductible requirements. Buyer agrees to provide Viad such reasonable cooperation and access to employee records to enable Viad to manage effectively the processing and disposition of such liability for such claims.


         8.20 Worker's Compensation Cooperation. Buyer agrees to implement and maintain a program of rehabilitation designed to promote the injured employees, return to work, similar to

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


the Return-to-Work program Sellers maintained during periods prior to the Closing Date as summarized on Schedule 8.20 hereof. Buyer agrees to maintain such return-to-work program for as long as Sellers are responsible for such Worker's Compensation claims. Buyer will provide reasonable assistance to Sellers for the disposition of claims, including making employees reasonably available for statements, depositions taken by Sellers, and Sellers' investigation.


         8.21 Net Asset Value Adjustment Related to Medical Claims and Worker's Compensation Claims. Buyer and Sellers agree that in exchange for Sellers retaining (and indemnifying Buyer against) the liabilities set forth in Section 12.2(b)(i) hereof, and notwithstanding anything in this Agreement to the contrary, Sellers shall receive a credit of US$800,000 in the calculation of Net Assets for the Closing Balance Sheet and Net Asset Report and if such credit is unavailable, Buyer shall execute a Promissory Note in favor of Viad for an amount which results in net proceeds of US$800,000.00.

         8.22 Burbank Condemnation Proceeding. Buyer and Sellers agree that Sellers shall retain all Liabilities (including without limitation all Burbank Facility Environmental Liabilities) and assets (including without limitation the 99 year Lease with respect to the Tank Farm located at the Burbank airport which is the subject of the Burbank Condemnation) in connection with the Burbank Condemnation proceeding. Sellers shall cause the ASIG Entities to make any transfers of assets or any payments necessary to effect the terms of this Section. Buyer and Sellers will cooperate with each other so as to not unreasonably disrupt the condemnation proceedings or the operation of the Burbank facility in accordance with the applicable Permits.

         8.23 Certain Tax Obligations. Buyer and Sellers agree that Sellers shall retain all liability and (other than with respect to reserves for foreign
Tax) related accrued reserves for

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



Taxes as provided in Section 8.5 above. Buyer shall make available to Seller the information, assistance and access described in Section 8.5 hereto to permit Sellers to file timely reports or returns for such taxes for such periods.

         8.24 Retained Assets and Retained Liabilities. Prior to Closing, the ASIG Entities shall transfer to Viad all of their respective rights and Viad shall assume all of the related liabilities to those assets and such other Retained Liabilities described on Schedule 8.24 hereto ("Retained Assets and Retained Liabilities"). Viad shall pay for all sales and transfer taxes, if any, which may result from such transfer.

         8.25 Estoppel Letter. Sellers shall obtain an estoppel certificate, if available (the "Estoppel Certificate"), dated no more than fifteen (15) days prior to the Closing Date, from the landlords, lessors, sublessors or licensors with respect to each of the Leases for such Leased Real Property in form and substance reasonably satisfactory to Buyer and Buyer's lender (if any).

         8.26 Non-Disturbance Agreement. Seller shall use reasonable efforts to obtain a non-disturbance agreement (the "Non-Disturbance Agreements") in form and substance reasonably satisfactory to Buyer and Buyer's lender (if any) from each lender encumbering any parcel of Leased Real Property insured pursuant to a Title Policy.

9. CONDITIONS.

         9.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the Transactions are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived, in writing, in whole or in part:

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

                  (a) Governmental and Regulatory Consents. All filings, including filings required by the HSR Act and the Exon-Florio Amendment, required to be made prior to or on the closing Date with, and all Permits required to be obtained prior to or on the Closing Date from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the Transactions shall have been made or obtained or the applicable waiting period shall have expired (as the case may be) without restrictions having a Material Adverse Effect. In addition, no threat or challenge to the consummation of the Transactions shall have been made or, if made, such threat or challenge shall have been resolved in favor of permitting such Transactions.


                  (b) Litigation. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order or taken any action which prohibits or materially and adversely affects the Business or consummation of the Transactions; provided, however, that the parties invoking this condition shall use commercially reasonable efforts to have any such Order vacated or rescinded.


         9.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transactions are subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any or all of which may be waived, in writing, in whole or part by Buyer:


                  (a) Representations and Warranties; Performance of Agreement. Each of the representations and warranties of Sellers herein shall have been true and correct in all respects when made and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date); Sellers shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date; and Sellers shall have delivered to Buyer a certificate, dated the Closing Date, on behalf of Sellers signed by a duly authorized officer of Sellers in form and substance reasonably satisfactory to Buyer, to such effect.

                  (b) Third-Party Consents. All required authorizations, consents or approvals of any Governmental Authority or third party under the Concessions, Permits, Contracts or otherwise, shall have been requested by Sellers, and all material authorizations, consents and approvals of any Governmental Authority or third party shall have been obtained.

                  (c) Noncompete Agreement. The noncompetition agreement in form and substance set forth in Schedule 8.10 hereto have been executed and delivered.

                  (d) Opinion. Buyer shall have been furnished at the Closing with opinions of Peter J. Novak, Vice President and General Counsel of Viad dated as of the Closing Date with respect to the matters set forth on Schedule 9.2(d) hereto.

                  (e) Due Diligence. Buyer, its agents and representatives shall have completed an evaluation of the operations, assets and liabilities of the Business, including a review of business, financial, contractual, environmental and legal information, the results of which shall in good faith be satisfactory to Buyer in all material respects.

                  (f) Financing. Buyer shall have obtained the financing necessary to consummate this transaction in accordance with the terms set forth in the commitment letters attached hereto as Schedule 9-2(f).

                  (g) Subject to Section 8.22, all right, title and interest in the assets comprising the Burbank, California, Tank Farm facility shall have been, as appropriate, assigned, contributed, or otherwise transferred from the ASIG Entity in which they reside as of the date hereof to Viad and Viad and the appropriate ASIG Entity shall cooperate to enter into an M&O agreement satisfactory in form and substance to Buyer and Viad by which the appropriate ASIG Entity shall, without undertaking responsibility for any Environmental Liabilities associated with such facility, operate the Burbank Tank Farm facility on behalf of Viad for so long as the Buyer reasonably requires, which agreement shall, inter alia, provide that Viad shall bear sole responsibility for the full cost and expense necessary to upgrade if and as required the Tank Farm at such Facility in a timely manner to comply with all applicable Environmental Laws without disrupting the ongoing operation of such Tank Farm.

                  (h) Deliveries Completed. The deliveries contemplated by
         Section 10 hereof have been completed.

         9.3 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the Transactions are subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any or all of which may be waived, in writing, in whole or in part by Sellers to the extent permitted by applicable Law or Order:

                  (a) Representations and Warranties; Performance of Agreement. Each of the representations and warranties of Buyer herein shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a

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

         particular date); Buyer shall have performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date; and Buyer shall have delivered to Sellers a certificate, dated the Closing Date, on behalf of Buyer by a duly authorized officer of Buyer, in form and substance reasonably satisfactory to Sellers, to such effect.

                  (b) Noncompete Agreement. The Noncompete Agreement in form and substance set forth in Schedule 8.10 have been executed and delivered.

                  (c) Deliveries. The deliveries contemplated by Section 10 hereof have been completed.

                  (d) Board. The Board of Viad shall have approved on or prior to March 24, 1998, the execution, delivery and performance of this Agreement in accordance with Section 5.2 above.

10.      CLOSING DELIVERIES.

         10.1 Deliveries by Sellers. On the Closing Date, Sellers shall deliver or cause to be delivered to Buyer (unless previously delivered) the following:

                  (a) Corporate Resolutions. Enabling resolutions of the Boards of Sellers authorizing the Transactions.

                  (b) Share Certificates. Subject to availability under applicable foreign Law, one or more stock certificates or other evidence satisfactory to Buyer representing all of the Companies' Shares;

                  (c) Officer's Certificate. The Sellers' certificate referred to in Section 9.2(a) hereof;

                  (d) Articles and Bylaws. Subject to availability under applicable foreign Law, correct and complete copies of the Articles, and all amendments thereto, and the Bylaws, and all amendments thereto, of each of the ASIG Entities certified, in the case of the Articles as of the most recent practicable date by an official of the appropriate Governmental Authority, and in the case of the Bylaws, as of the Closing Date by the corporate secretary or other authorized officer of each of the ASIG Entities;

                  (e) Corporate Records. Subject to availability under applicable foreign Law, all minute books, stock transfer books, stock certificate books, and corporate certificates, and all corporate seals and financial and accounting books and records of each of the ASIG Entities;


                  (f) Good Standing. Except where not available in foreign jurisdictions, a long-form certificate of good standing for each of the ASIG Entities certified as of a recent date by the appropriate official of the appropriate Governmental Authority;

                  (g) Legal Opinion. The opinion of counsel to Sellers referred to in Section 9.2(d) hereof;

                  (h) Noncompete Agreement. The Noncompete Agreement referenced in Section 8.10 hereof;


                  (i) Certificate of Incumbency. A certificate of incumbency of Sellers certified by its secretary or assistant secretary, which shall identify by name, title and signature the officer(s) of Sellers authorized to execute this Agreement and all related documents;


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

                  (j) Estoppel Certificates. If available, duly executed estoppel certificates from each landlord, sublandlord, licensor, grantor or owner of any concessions or contract for those properties or facilities at the locations specified on Schedule 6.8;

                  (k) Original Contracts. The originals, conformed copies or photocopies of Leases, concessions or contracts, together with duly executed consents of the landlord, sublandlord, licensor, owner or other party to concessions or contracts, if required, and if in possession of Sellers;

                  (l) Non-Disturbance Agreements. The Non-Disturbance Agreements to the extent available in the form required under Section 8.26.

                  (m) Resignations of Officers and Directors. A duly executed certificate of resignation of each officer or director of any ASIG Entity dated as of or prior to the Closing; and

                  (n) Release. A release, in form and substance reasonably satisfactory to Buyer, of all Encumbrances on the Receivables.


                  (o) Other Documents. All other documents, instruments or writings reasonably required to be delivered by Sellers at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith, including, without limitation, the resignations referred to in Section 8.7 hereof and, if requested, a transition services agreement reasonably acceptable to the parties hereto.

         10.2 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Sellers (unless previously delivered) the following:

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


                  (a) Corporate Resolution. Enabling resolution by the Board of Buyer authorizing the Transactions;

                  (b) Purchase Price. The Purchase Price of US$95,000,000 to be wire transferred to the account or accounts designated by Viad;

                  (c) Officer's Certificate. The officer's certificate referred to in Section 9.3(a) hereof;

                  (d) Noncompetition. The Noncompete Agreement described in
         Section 8.10 hereof;

                  (e) Certificate of Incumbency. A certificate of incumbency of Buyer certified by its secretary or assistant secretary, which shall identify by name, title and signature the officer(s) of Buyer authorized to execute this Agreement and all related documents; and

                  (f) Other Documents. All other documents, instruments or writings reasonably required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

11.      TERMINATION.

         11.1 Termination by Mutual Consent. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date, by the mutual written consent of Buyer and Sellers.


         11.2 Termination by Buyer or Sellers. This Agreement may be terminated by action of either Buyer or Sellers if any court of competent jurisdiction in the United States or some other Governmental Authority shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions.


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



         11.3 Termination by Buyer. This Agreement may be terminated at any time prior to the Closing Date by Buyer, if (a) a condition to the performance of Buyer under Section 9.1 or Section 9.2 hereof shall not be fulfilled on or before the time specified for the fulfillment thereof, and such failure is not the direct result of action or nonaction of Buyer; (b) a failure, breach or default of any representation, warranty or covenant of Sellers resulting in a Material Adverse Effect on the Business or Buyer shall occur hereunder, which failure, breach or default has not been cured within 5 business days following receipt by Sellers of notice of such failure; or (c) at any time after May 4, 1998, if all of the conditions precedent to its obligation to effect the Transactions shall not have been fulfilled by reason other than Buyer's failure to comply with its obligations hereunder.

         11.4 Termination by Sellers. This Agreement may be terminated by Viad on behalf of Sellers, if (a) a condition to the performance of Sellers under Sections 9.1 or 9.3 hereof shall not be fulfilled on or before the time specified for the fulfillment thereof and such failure is not the result of action or nonaction of Seller; (b) a failure, breach or default of any representation, warranty or covenant of Buyer resulting in a Material Adverse Effect on Sellers shall occur hereunder, which failure, breach or default has not been cured within 5 business days following receipt by Buyer of notice of such failure; or (c) at any time after May 4, 1998, if all of the conditions precedent to its obligation to effect the Transactions shall not have been fulfilled by reason other than Sellers, failure to comply with its obligations hereunder.

         11.5 Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Section 11, this Agreement shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or

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



shareholders, except that (a) in the case of termination pursuant to Section
11.3 or Section 11.4 hereof because of a failure, default or breach of the other party, in which event the aggrieved party or parties, in addition to any and all other rights, remedies and damages available at law or equity, may recover from the defaulting party the amount of Loss or Losses incurred by such aggrieved party or parties in connection with this Agreement and the Transactions contemplated hereby which the aggrieved party or parties would otherwise have to bear pursuant to Section 13.1 of this Agreement; and (b) in any event, no such termination shall affect the Indemnifying Party's obligations pursuant to
Section 8.12 hereof.

12.      INDEMNIFICATION.

         12.1 Survival. Except as stated in this Section 12, liability of the parties pursuant to the representations and warranties in this Agreement shall survive the Closing and shall remain effective for claims for which notice has been delivered to the Indemnifying Party not later than 2 years after the Closing Date regardless of any investigation or inquiry by Buyer or Sellers at anytime; provided, however, that the liability of the parties hereto pursuant to all of the covenants herein shall survive the Closing indefinitely subject to applicable statute of limitations.

         12.2     Indemnification by the Sellers.

                  (a) General Indemnity. Subject to the limitations set forth in Sections 6, (representations and warranties concerning the ASIG entities), this Section 12 and Section 13.13 (concerning dispute resolution) hereof, Sellers, as Indemnifying Party, shall indemnify and hold harmless the ASIG Entities, Buyer, its affiliates and each of their respective Personnel, all as Indemnified Parties, against and from any Loss or Losses, suffered or incurred by any such Indemnified Parties to the extent arising from (i) any

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



         breach of any representation or warranty of Indemnifying Parties contained herein which and to the extent it survives the Closing (pursuant to Section 12.1 hereof); (ii) any breach of any covenant of Indemnifying Parties contained in this Agreement requiring performance before or after the Closing Date;(iii) any liability of the ASIG Entities assumed by Sellers hereunder; (iv) any Burbank Facility Environmental Liabilities; (v) any Known Environmental Issues; and (vi) any Unknown Environmental Liabilities.


                  (b)      Specific Indemnities.


                           (i) Liability for Medical Claims and Worker's
                  Compensation. Sellers shall, without limitation, indemnify Buyers and the ASIG Entities against, be solely responsible for, and pay on behalf of Buyer and the ASIG Entities as incurred, the full amount of all obligations, duties and liabilities relating to any claims by employees or former employees (including dependents and spouses of employees or former employees) of the ASIG Entities (or any of their respective predecessors) existing on or prior to the Closing Date, or arising from or alleged to arise from or in connection with any fact, event, claim, injury or condition existing on or prior to the Closing Date, for, and shall provide all necessary support and administrative services with respect to: (a) medical costs and expenses relating to all self-insured benefit programs, and (b) costs, expenses and other liabilities under any worker's compensation law, regulations, requirements or programs. Sellers shall perform or cause to be performed all of the administrative functions of processing and managing after the Closing such medical and worker's compensation claims contemplated hereby with the same standard of care used to

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



                  perform such functions prior to the Closing. Nothing herein express or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

                           (ii) Liability for Unknown or Undisclosed Claims.
                  Without limitation, Sellers hereby assume and are jointly and severally liable for, and shall pay on behalf of Buyer and the ASIG Entities, all obligations, duties and liabilities relating to any Liabilities existing on or prior to the Closing Date or arising from or alleged to arise from or in connection with any fact, violation, event, claim, injury or condition existing on or prior to the Closing Date that is not reflected on the Closing Balance Sheet or is not otherwise disclosed in detail in the Schedules hereto.

                           (iii) Liability for Other Welfare Benefits. Sellers
                  shall indemnify Buyers and the ASIG Entities against, be solely responsible for, and pay on behalf of Buyer and the ASIG Entities, all obligations, duties and liabilities relating to any claims under Sellers (if applicable) or ASIG Entity Plans or benefits existing on the date hereof or on the Closing Date for severance pay, vacation pay, death, disability or other non-medical welfare benefits payable as a result of facts, actions or conditions existing on or prior to the Closing Date, or which are provided to any person who is an employee or is a retired or inactive employee (or a dependent thereof) of the ASIG Entities on or immediately prior to the Closing Date, in each

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


                  case except to the extent of the amounts specifically accrued for each such item on the Closing Balance Sheet.


                           (iv) Liability for Litigation Matters. The Sellers
                  shall indemnify Buyers and the ASIG Entities against, be solely responsible for, and pay on behalf of Buyer and the ASIG Entities, all obligations, duties, liabilities or losses relating to any claim or matter to the extent relating to or arising with respect to the ownership or operation of,the Business or its assets on or prior to the Closing Date including, without limitation, those matters set forth on
                  Schedule 6.11 to the extent such obligation, duty, liability or Loss exceeds the amount set forth as a reserve for such litigation on the Closing Balance Sheet.


                  (c) Limitations.

                           (i) Except as otherwise set forth in this Agreement,
                  Sellers, obligation to indemnify, defend and hold harmless Buyer under Sections 12.2(a)(i), and 12.2(b)(ii) hereof shall be applicable only to the extent that the aggregate amount of all such Losses exceeds US $500,000 (or its equivalent in foreign currency) (it being understood that if any representation or warranty is breached in accordance with its terms, then for purposes of calculating the amount of any Loss resulting from any such breach, all materiality, knowledge, Knowledge Material Adverse Effect qualifications and other dollar thresholds set forth in the representations and warranties shall be ignored for purposes of determining the amount of any Losses resulting from any breach of a representation or warranty and the full amount of

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



                  such Losses (without regard to any such qualifications, limitations, or thresholds) shall be applied against the foregoing $500,000 deductible);


                           (ii)(A) Sellers' obligations pursuant to Section
                  12.2(a)(v) hereof shall arise only to the extent that the aggregate amount of all Known Environmental Issues covered thereunder paid after Closing by Buyer or ASIG Entities (or their successors or assigns) exceed US$170,000 and Losses paid by Sellers thereunder shall be limited to not more than a gross aggregate amount of US $5,000,000. Sellers shall have no obligation to indemnify Buyer pursuant to Section 12.2(a)(v) for any Routine Monitoring Costs after the third anniversary of the Closing Date.


                           (B) Sellers' obligations pursuant to Section
                  12.2(a)(vi) hereof shall be limited to not more than a gross aggregate amount of US $10,000,000. Subject to Section 12.4 hereof, Sellers shall have no obligation to indemnify Buyer pursuant to Section 12.2(a)(vi) for any Unknown Environmental Liabilities with respect to any matter as to which Buyer does not give notice hereunder prior to the fifth anniversary of the Closing Date.


                           (iii) In no event shall Sellers' aggregate obligation
                  with respect to Section 12.2(a)(i) or 12.2(b)(ii) hereunder exceed an amount equal to 50% of the Purchase Price, as adjusted, actually received by Sellers; and


                           (iv) The liabilities of Sellers hereunder shall be
                  joint and several.

Notwithstanding anything to the contrary contained herein, the foregoing limitations on Seller's obligation to indemnify Buyer against Losses incurred as a result of breaches of representations

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



and warranties under Section 12.2(a)(i) shall not apply to limit Sellers joint and several obligation to indemnify Buyer under or in connection with any other provision of this Agreement.


         12.3 Indemnification by Buyer. Subject to the limitations set forth in this Section 12 and Section 13.3 hereof, Buyer, as Indemnifying Party, shall indemnify and hold harmless Sellers and their personnel, including officers, directors, agents and assigns, as Indemnified Parties, for, against and from any Loss or Losses suffered or incurred by either of the Indemnified Parties to the extent arising from (a) any breach of any representation or warranty of Indemnifying Party contained herein which and to the extent it survives the Closing Date (pursuant to Section 12.1 hereof); (b) any breach of any covenant of Indemnifying Party contained in this Agreement requiring performance responsibility or assumption of liabilities before, on or after the Closing Date; (c) any failure of Buyer or the ASIG Entities to abide by or perform strictly their respective obligations under Section 7.5 hereof; (d) any claim arising directly or indirectly from the failure of the ASIG Entities or their successors or subsidiaries to discharge as and when due any liabilities of the ASIG Entities which were the subject of the Financial Accommodations assumed by Buyer in effect on the Closing to the extent caused by operation of the Business after Closing; and (e) Liabilities arising under Environmental Laws to the extent such Liabilities arise from facts, events or conditions occurring or caused as a result of the operation of the Business of the ASIG Entities after the Closing Date. Buyer's obligations pursuant to Section 12.3(e) hereof shall be limited to not more than a gross aggregate amount of US$10,000,000. Subject to Section 12.4 hereof, Buyer shall have no obligation to indemnify Sellers pursuant to Section 12.3(e) hereof with respect to any matter as to which Sellers do not give notice hereunder prior to the fifth anniversary of the Closing Date. The limits of Sections 12.2(c)(i) and 12.2(c)(iii) shall apply to all breaches of representations and warranties by Buyer as if such Sections applied to Buyer's obligations to indemnify Sellers pursuant to this Section 12.3.

         12.4 Termination of Indemnification. The obligations of Indemnifying Party hereto to indemnify and hold harmless an Indemnified Party hereto shall not terminate with respect to any item as to which the Indemnified Party hereto shall have, before the expiration of the applicable period in which a claim for indemnification under this Agreement can be made, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

         12.5     Procedures Relating to Indemnification.


                  (a) Notice. In order for an Indemnified Party to be entitled to any indemnification, defense or hold harmless provided for in this
        Section 12 in respect of any Third Party Claim, such Indemnified Party must notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification within a reasonable time after receipt of such written notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses or Losses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying


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



         Party, within 5 business days after the Indemnified Party's receipt. thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                  (b) Participation. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if Buyer and Sellers mutually agree in writing on the terms upon which the Indemnifying Party may assume the defense of such claim, the Indemnifying Party may assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party be entitled pursuant to the preceding sentence to assume the defense of a Third Party Claim, and the Buyer and Sellers agree in writing to the Indemnifying Party's assumption of the defense of such Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense in accordance with this Section 12.5(b), the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense but the fees and expenses of the Indemnified Party's counsel shall be the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against any Indemnified Party, or
         (iii) such Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses reasonably available to it which are different from or additional to those available to the Indemnifying Party other than a claim against the Indemnifying Party. In any such case as provided in Sections 12.5(b)(i), (ii) or (iii) hereof, the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party. If the Indemnifying Party is entitled to, and chooses to, defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and, upon the Indemnifying Party's request, the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any action or Third Party Claim if the effect thereof is to admit any criminal liability by, or to permit any injunctive relief or other order providing nonmonetary relief to be entered against, the Indemnified Party.

                  (c) Exceptions. Notwithstanding the foregoing terms of Section 12.5:

                            (i) The Indemnifying Party shall not be entitled to
                 assume control of such defense and shall bear the fees and expenses of counsel retained by the Indemnified Party if the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim; and

                            (ii) The Indemnifying Party shall not be entitled to
                 control the defense of any claim to the extent that the claim seeks an injunction or equitable relief against Indemnified Party which, if successful, could materially interfere with the business of Indemnified Party. If the Indemnifying Party, with the consent of the Indemnified Party, shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or any other relief (including without limitation monetary relief) is to be imposed on the Business or the Indemnified Party.

                  (d) Acceptance or Dispute. Upon receipt of notice of any claim of indemnity hereunder, the Indemnifying Party, within 30 days after such receipt, shall notify the Indemnified Party that such Indemnifying Party either (i) acknowledges and accepts its obligation and agrees to accept liability for any losses resulting from such claim or (ii) disputes such claim. Failure to give such notice will be deemed to constitute acknowledgment and acceptance by the Indemnifying Party.

         12.6 Payment of Indemnity Payments. If any payment is due to an Indemnified Party, such payment shall be made to such Indemnified Party within 10 days of such payment becoming due, and any payment that is made after such 10th day shall bear interest from (and including) the date due to (but excluding) the date of payment, at a rate equal to the base or prime rate published by Citibank N.A. or, if not available, such other major money center bank, from time to time in effect on the date such payment became due, provided, that no payment shall be due so long as it is the subject of any reasonable contest by the Indemnifying Party.

         12.7 Fraud. Notwithstanding anything in this Agreement to the contrary, none of the limitations in this Section 12 shall apply to any matter giving rise to a claim which, or the delay in discovery of which, is the consequence of fraud, willful or intentional misrepresentation or omission by Sellers.

          12.8 Special Procedures Relating to Environmental Issues and Liabilities.


                  (a) Management. Sellers shall assume Management of (i) any Known Environmental Issue after the $170,000 limitation set forth in
         Section 12.2(c)(ii)(A) is satisfied and until the $5,000,000 limitation set forth in Section 12.2(c)(ii)(A) is reached; and (ii) any Unknown Environmental Liability until the $10,000,000 limitation set forth in
         Section 12.2(c)(ii)(B) is reached. Buyer shall be entitled to assume Management of any matter for which Sellers seek indemnification under
         Section 12.3(e) hereof until the $10,000,000 limitation set forth in
         Section 12.3 hereof is reached. An Indemnifying Party shall (or shall be entitled to) assume Management where it concludes, based upon a reasonable review of information available to such party upon such assumption, that it is obligated to indemnify the Indemnified Party for the entirety of any Liabilities associated with such matter. To assume Management with regard to any matter, an Indemnifying Party must, in a reasonably prompt manner, provide to the Indemnified Party written notification that (a) such party assumes Management of the matter, and
         (b) such party will be financially able to fully and promptly satisfy and discharge Liabilities associated with such matter. Notwithstanding the foregoing, in cases where the Indemnifying Party concludes in good faith either (i) prior to assumption of management, or (ii) following assumption of management based upon newly discovered facts or circumstances, that is not obligated to indemnify the Indemnified Party for the entirety of any Liabilities associated with such matter, the Indemnifying Party shall promptly notify the Indemnified Party in writing of such conclusion and the parties shall negotiate in good faith to arrive at, and shall thereafter adjust as appropriate from time to time, a mechanism for the joint Managment of the matter which comports with the reasonably anticipated allocation of Liability hereunder for such matter.

                  (b) Consultation. As to any matter for which an Indemnifying Party undertakes Management hereunder, the Indemnifying Party shall:
         (i) reasonably consult with, and keep the Indemnified Party apprised of major developments; and (ii) obtain the Indemnified Party's consent prior to undertaking any material action with respect to such matter (such consent not to be unreasonably withheld or delayed).

                  (c) Good Faith. The party undertaking Management for any matter shall: (i) do so in a manner that does not diminish the value or productivity of, materially disrupt or materially interfere with, the ASIG Entities businesses, operations, business relationships, governmental relationships, assets or properties; (ii) exercise Management in a commercially reasonable manner; and (iii) put forth good faith efforts to expeditiously complete environmental work and negotiations with any applicable Governmental Authority.

                  (d) Completion Standard. The standard for completion of environmental work by Sellers in connection with an Environmental Issue or Liability shall be the satisfaction of the applicable regulatory agency under Environmental Laws, provided that Sellers shall retain responsibility to the extent additional work is later required by such agency with respect to such Environmental Issue or Liability.

13.      MISCELLANEOUS AND GENERAL.

         13.1     Payment of Expenses.


                  (a) General. Except as provided in Schedule 13.1 hereto or otherwise provided herein, whether or not the transaction shall be consummated, each party hereto shall pay their own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions.

                  (b) Audit And Environmental. After the Closing Date, Sellers shall promptly reimburse Buyer in an amount not to exceed US$350,000 for verified out-of-pocket expenses of Buyer for the audit of the Financial Statements for 1995, 1996 and 1997, and its preclosing environmental due diligence review. Prior to Sellers' reimbursement herein, Buyer shall submit to Sellers copies of all applicable invoices and proof of Buyer's payment thereof.

         13.2 Modification or Amendment. At any time prior to the Closing Date, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         13.3 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the transaction are for the sole benefit of such party and may be waived, in writing, by such party in whole or in part to the extent permitted by applicable law.

         13.4 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         13.5     Governing Law.

                  (a) This Agreement (including the Noncompete Agreement and any other agreement required to consummate the Transactions) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


                  (b) Subject to the dispute resolution provisions of Section
         13.13 hereof, the federal or state courts of Dade County, Florida, shall have exclusive jurisdiction and venue in the litigation of any disputes or issues herein; and by signing this Agreement, Sellers, Buyer and the ASIG Entities each hereby submit to such exclusive jurisdiction and venue.


         13.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

               If to Sellers:

                    Viad Corp
                    1850 North Central Avenue
                    Phoenix, Arizona  85077-2212
                    Attn: Vice President and General Counsel
                    Facsimile: 602-207-5480

                 If to Buyer or any of the ASIG Entities:

                           Ranger Aerospace
                           GSP International Airport
                           Box 12233
                           Greenville, South Carolina 29612
                           Attn: Chief Executive officer
                           Facsimile: 864-848-2759

                 with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Attn:    William S.  Kirsch, P.C.
                                    Richard Porter
                           Facsimile: 312-861-2200

or to such other persons or addresses as may be designated in writing by the party to receive such notice.


         13.7 Entire Agreement; Assignment. This Agreement and the Confidentiality Letter, previously executed by Buyer and Dillon Read and Co. Inc., these documents described herein and in the Schedules hereto, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof (it being understood that, as of the Closing, Sellers shall have no right to indemnification from any ASIG Entity, including without limitation pursuant to the Articles, Bylaws or the organizational document of such ASIG Entity or any intercompany agreement to which such ASIG Entity is a party, other than pursuant to the terms of this Agreement), and (b) shall not be assigned by operation of law or otherwise, provided that Buyer and the ASIG Entities may freely assign their respective rights and obligations hereunder, but no such assignment shall relieve Buyer or Sellers of its obligations hereunder if such assignee does not perform such obligations.

         13.8 Parties in Interest; Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever, including rights as a third-party beneficiary, under or by reason of this Agreement.

         13.9 Obligation of Sellers. Whenever this Agreement requires any of the ASIG Entities to take any action on or prior to the Closing, such requirement shall be deemed to include an undertaking on the part of Sellers to cause such ASIG Entities to take such action.

         13.10    Remedies for Breach.


                  (a) The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions or any other equitable relief from a court of competent jurisdiction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law, in equity or under
         Section 13.13 hereof.

                  (b) All remedies provided herein shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other thereof, or of any other remedies available to the parties, by judicial proceeding or otherwise, to enforce the performance or observance of the covenants or agreements contained herein, and every remedy given herein or by law to any party hereto may be exercised from time to time and as often as shall be deemed expedient, by such party. However, Sellers and Buyer and their respective successors and assigns understand and agree that their respective rights to indemnification hereunder with respect to environmental, health or safety matters shall constitute their sole recourse against one another and that they shall have no other right or remedy against one another with regard to any such matters (including without limitation all matters arising under CERCLA or any other Environmental Laws) arising from this Agreement or the transactions contemplated thereby (collectively "Environmental Matters"). Except for such rights to indemnification hereunder, Sellers and Buyer and their respective assigns hereby waive and release one another and their respective officers, directors, employees, agents, successors and assigns from any and all claims, demands, causes of action, liabilities, costs or expenses with respect to Environmental Matters.

         13.11 Captions. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.


         13.12 Further Assurances. From time-to-time, at the request of either party hereto and without further consideration, the other party or parties will execute and deliver to such requesting party such documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby, including without limitation, vesting in Buyer good and valid title to the Companies' Shares being transferred hereunder.

         13.13 Dispute Resolution. Subject to the provisions of Sections 4.2 and
13.10 hereof with respect to injunction, specific performance and other equitable relief, any dispute arising under or relating to this Agreement, including, without limitation, any dispute with respect to any indemnification claim or purchase price adjustment, will be settled in accordance with the dispute resolution procedures set forth on Schedule 13.13 hereto.

         13.14 Schedules and Exhibits. All Schedules to the Agreement and all agreements or contracts referenced herein as required for the Transaction are incorporated by reference and made a part of this Agreement.

         13.15 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13.16 Binding Effect. The parties have signed this Agreement on the date hereof on the express understanding and condition that the Schedules hereto have not been completed, reviewed or agreed upon. The parties expect to finalize and agree to each of the Schedules hereto no later than 9:00 AM MST on March 20, 1998. If for whatever reason the parties do not agree on the form and content of each of the Schedules contemplated hereby by such deadline, then either party may terminate this Agreement without liability by delivering written notice to the other party hereto at any time prior to the date that the Schedules are acknowledged to be accepted by each party affixing its signature to the last page of the Schedules. If and when the parties agree on the

Schedules hereto, they will memorialize their acceptance thereof and satisfaction of the condition by affixing their signature to the last page of the Schedules.

         13.17    Exclusivity.


                  (a) In order to induce Buyer to proceed with the transactions set forth herein, Sellers agree that so long as Buyer is working in good faith toward Closing the Transaction, none of the Sellers or their affiliates may, directly or indirectly, through any officer, director, employee, agent or otherwise (including through any investment banker, attorney or accountant retained by any of the foregoing), solicit, initiate, encourage or discuss (other than to inform a third party that Sellers and Buyer have entered into a contract that Sellers may not have further discussions with such third party) any Third-Party Acquisition Proposal, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage-any effort or attempt by any other person or entity to do or seek to do any of the foregoing. Sellers shall immediately cease and cause to be terminated any and all contacts, discussions and negotiations with third parties regarding any of the foregoing. This Section 13.17 shall expire and be of no further force and effect (other than with respect to breaches prior to such date of expiration) if the Board of Viad does not approve the Transactions as contemplated by Section 5.2 without further action by the parties hereto.


                  (b) In the event that Sellers breach the provisions of this
         Section 13.17 and the transactions contemplated hereby are not consummated, Buyer shall have available all remedies at law or in equity, it being understood that, without limiting the foregoing,

         Sellers, shall reimburse Buyer for up to $350,000.00 of the out-of-pocket legal fees and expenses it incurs.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto and shall be effective as of the date first hereinabove written.


VIAD CORP                                   RANGER AEROSPACE CORPORATION

By: /s/ WAYNE A. WIGHT                      By: /s/ GEORGE B. SCHWARTZ
   -------------------------------------       ---------------------------------
Name: Wayne A. Wight                        Name: George B. Schwartz
     -----------------------------------         -------------------------------
Title: Vice President Corp. Development     Title: Chairman
      ----------------------------------          ------------------------------
Date: March 14, 1998                        Date: March 13, 1998
     -----------------------------------         -------------------------------


VIAD SERVICE COMPANIES LIMITED

By: /s/ WAYNE A. WIGHT                      By: /s/ STEPHEN D. TOWNES
   -------------------------------------       ---------------------------------
Name: Wayne A. Wight                        Name: Stephen D. Townes
     -----------------------------------         -------------------------------
Title: Director                             Title: President & CEO
      ----------------------------------          ------------------------------
Date: March 14, 1998                        Date: March 13, 1998
     -----------------------------------         -------------------------------

                 AMENDMENT NO. 1 TO THE SHARE PURCHASE AGREEMENT

         This AMENDMENT NO. 1 ("Amendment"), dated as of March 31, 1998, by and between Viad Corp. a Delaware corporation ("Viad") and Viad Service Companies Limited, an England limited liability company ("Viad Services" and, together with Viad, "Sellers") and Ranger Aerospace Corporation, a Delaware corporation ("Buyer"), Aircraft Service International Group Inc., a Delaware corporation ("Assignee"), and ASIG Europe Ltd., an England limited liability company ("UK Assignee").

         Sellers and Buyer entered into a Share Purchase Agreement. dated as of March 14, 1998 ("Agreement"). pursuant to which Buyer has agreed to acquire from Sellers the Business, all of which is conducted by those entities comprising Sellers' Aircraft Service International Group. Sellers and Buyer wish to amend the Agreement in accordance with the terms of Section 13.2 thereof. Buyer is also assigning its rights and obligations hereunder to Assignee in accordance with the terms of Section 13.7 of the Agreement, except that Buyer is assigning its rights to acquire Aircraft Service Ltd., an England limited liability company, to UK Assignee. Capitalized terms not otherwise defined in this Amendment have the meaning given to such terms in the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Net Asset Value Definition.

                  (a) The definition of "Net Asset Value" in the Agreement is hereby amended by deleting the parenthetical stating "(including the amount of all budgeted earnings during the period from 12/31/97 to 3/31/98, and all capital expenditures during such period)" from the definition.

                  (b) The definition of "Net Asset Value" in the Agreement is hereby amended further by inserting after the first "Entities" a parenthetical stating "(including $3,556,000 of capital expenditures minus $1,100,000 of depreciation and amortization)".

                  (c) To give effect to the two amendments in clauses (a) and
         (b) above, "Net Asset Value" in the Agreement is hereby amended in its entirety to read as follows:

                  Net Asset Value means the value of combined assets of the ASIG Entities (including $3,556,000 of capital expenditures and minus $1,100,000 of depreciation and amortization) that are not Retained Assets as of the Closing minus the combined liabilities of the ASIG Entities that are not being assumed by Sellers as Retained Liabilities pursuant to the terms of this Agreement, excluding amounts of Intercompany, Accounts, all as determined in accordance with GAAP in the context of Section
                  4.2 hereof.

         2. Net Asset Value Adjustment. Section 8.21 of the Agreement is hereby amended by deleting "US$800,000" in both locations in which that number appears in this Section and replacing it with "US$250,000" in both locations.

         3. Liabilities Under Certain Plans. Section 8.14 of the Agreement is hereby amended by, deleting the first sentence thereof and replacing it with the following:

         Sellers shall terminate the eligibility of the ASIG Entities under each plan or arrangement of deferred compensation which covers Personnel, including the Supplemental Retirement Income Plan ("SERP") and the deferred compensation plan for such Personnel under the Performance Unit Plan ("PUP") and the Management Incentive Plan ("MIP") as of the Closing Date. Sellers shall retain and shall fully, indemnify Buyer and the ASIG Entities against all liability to participating Personnel of the ASIG Entities under each plan of deferred compensation which covers Personnel, including the SERP, PUP and MIP and shall retain, and not transfer to Buyer or the ASIG Entities any of the assets or amounts, if any, funding any plan of deferred compensation which covers Personnel, including the SERP, MIP and PUP.

         4. Board Condition. Section 9.3)(d) of the Agreement has been satisfied and is therefore hereby, deleted. Sections 8.25, 8.26, 10.10) and (1) have been waived and are therefore hereby deleted.

         5.       Indemnification.

                  (a) Section 12.2(a) of the Agreement is hereby amended by deleting from the first clause thereof the following: "set forth in
         Section 6, (representations and warranties concerning the ASIG Entities)," and replacing that language with the word "in".

                  (b) Section 12.2(a)(i) is hereby deleted in its entirety and amended by inserting the following in lieu thereof: "(i) any breach of any representation or warranty of Indemnifying Parties contained herein which and to the extent it survives the Closing (pursuant to Section
         12.1 hereof), subject to the limitations set forth in such representation or warranty."

                  (c) Section 12.2(a) of the Agreement is hereby amended further by adding at the end of the last sentence the following: "; and (vii) South Eighth Street Envirorunental Liabilities."

                  (d) A new Section 12.2(d) is hereby added to the Agreement as follows: Independent Remedies. To the extent Sellers have assumed liabilities or obligations or agreed to provide indemnification with respect to any matters or items in the Agreement (including without limitation thase matters set forth in Schedule 8.24 attached hereto), disclosure by Sellers of such liabilities, obligations or matters does not relieve Sellers of responsibility for assuming and/or indemnifying Buyer with respect to such matters or items; it being understood that the information disclosed in connection with a representation and warranty is disclosed solely for purposes of determining whether such representation and warranty is accurate and complete and does not limit or affect Sellers' covenants in the Agreement, except to the extent such covenant contains a specific and express reference to the information disclosed on the Schedule.

         6. Funded Indebtedness. Sellers shall assume and pay when due any debt for borrowed money of the ASIG Entities, including the note payable in the amount of approximately $90,000.

         7. Assignment. Pursuant to the terms of Section 13.7 of the Agreement, Buyer has assigned its rights and obligations under the Agreement to Assignee, except that Buyer has assigned its rights to acquire Aircraft Service Ltd. to UK Assignee.

         8. Employees. Viad shall not commence or pursue any claim against an employee, officer or director of any ASIG Entity that held such position prior to the Closing ("Existing Officers") (i) with respect to any matter arising from or relating to any indemnification claim made by Buyer or any ASIG Entity against Viad and (ii) with respect to which such Existing Officer is entitled to indemnification from any ASIG Entity, except that, notwithstanding this forbearance agreement, Sellers may withhold or recover payment of any sale bonus payable to an Existing Officer if such Existing Officer has engaged in fraudulent conduct.

         9. Patent. Neither Buyer nor any ASIG Entity shall commence or pursue any claim against Viad or its affiliates regarding the enforceability of Patent No. 4,345,146.

         10. Allocation of Purchase Price. The purchase price for the Company's Shares shall be allocated among the Companies as set forth on Schedule I hereto.

         11. Vehicle Leases. Buyer will reimburse Viad for the monthly rental charge under the Agreement of Lease, dated as of January 1, 1984, as amended, by and between The Greyhound Corporation and PHH Leasing Inc. and the Fleet Management Agreement, dated as of September 18, 1991, by and between The Dial Corp and United States Fleeting Leasing for the vehicles disclosed on Schedule II as being subject to such Lease in amounts not greater than the amount set forth on such Schedule, until such time as Viad obtains the consent of "Lessor" thereunder to assign to Buyer the lease with respect to such Vehicles without any conditions or changes adverse to Buyer or the ASIG Entities through and until December 31, 1998.

         12. Cash Adjustment. On the Closing Date, the ASIG Entities are obligated to have a minimum amount of cash on hand as of the Closing (and Sellers are obligated to contribute any shortfall in such amount), as described in Sections 3.2, 8.15 and 8.17 ("Required Cash"). In conjunction with the preparation and delivery of the Net Asset Report and Net Working Capital Report pursuant to Section 4.1 and Section 4.2. Buyer and deliver to Sellers a draft statement reporting the cash held by the ASIG Entities as of the Closing Date and the amount of Required

Cash on hand at the ASIG Entities as of the Closing Date ("Cash Statement"). Sellers may review the books and records of all the ASIG Entities with respect to the preparation of the draft Cash Statement during normal business hours in conjunction with Sellers' review of Buyer's draft Net Assets Report and the draft Net Working Capital Report as contemplated by Section 4.2(a) of the Agreement. No later than 30 days following receipt of the draft Cash Statement, Sellers shall advise Buyer that Sellers either (i) agree with the Cash Statement or (ii) have proposed modifications to the draft Cash Statement, but only on the basis that the determination of Required Cash on hand at the ASIG Entities as of the Closing Date was not in conformity with the requirements of Sections 8.15 and/or 8.17. If Sellers agree with the draft Cash Statement, such statement shall be deemed to be final for purposes of the Agreement. If Sellers do not agree with the draft Cash Statement, Sellers shall provide written notice to Buyer setting forth the basis for the disagreement and during the 15 days thereafter Sellers shall provide Buyer access to Sellers accountants, independent auditors and the related work papers for Buyer to review the basis of such disagreement. If after the end of such 15 day, period the parties have not reached agreement on the Cash Statement, the disagreement between the parties shall be resolved in accordance with the process set forth in Section 4.2(c) of the Agreement. Upon final determination of the Cash Statement, (x) if there was less cash in the ASIG Entities' possession on the Closing Date than the Required Cash, then Sellers shall promptly pay in cash to Buyer the amount of the shortfall from such Required Cash or (y) if there was more cash in the ASIG Entities' possession on the Closing Date than the Required Cash, then the Buyer shall promptly pay in cash to Sellers the amount of such excess over the Required Cash (or offset such amount against amounts due to Buyer under Section
4.3 of the Agreement). The foregoing provision applies only to the determination of Required Cash as of the Closing Date and not to the determination of Net Asset Value or Net Working Capital.

         13. Purchase Price Adjustment. The terms of Section 9.2(b) of the Agreement require Sellers to deliver prior to the Closing Date all material consents required in connection with the purchase and sale of the Companies Shares. Such material consents have not been obtained and delivered as of the Closing Date, but Sellers have requested that Buyer nonetheless consummate the Transactions contemplated hereby. As contemplated by Section 8.8 of the Agreement, Buyer has proposed and Seller hereby agrees to the following arrangement which is intended to provide Buyer and the ASIG Entities with the full benefit of the Transactions.

                  (a) With respect to each contract, Permit, lease or license for which the consent of a Third Party is required in connection with the change of ownership of the Companies' Shares or the consummation of the Transactions or right of first refusal for which a waiver is required ("Required Consents"):

                           (i) if Buyer determines in its sole and absolute
                  discretion (based on an action or an official communication from the Governmental Authority or third party from whom such consent is required) that a Required Consent will not be obtained without conditions or modifications adverse to the Business and Buyer's and/or an ASIG Entities' Adjusted EBITDA (as defined below) with respect to operations under such contract, Permit, lease or licensee would be reduced by more than a de minimis amount, Sellers shall pay to Buyer and/or the ASIG Entity affected by Sellers' failure to deliver an abovementioned consent or to obtain such waiver, an amount equal to the product of (I) 8.5 multiplied by (II) the sum of (A) earnings before interest, taxes, depreciation, amortization or other non-cash charges ("EBITDA"), arising from the operations relating to such contract, Permit, lease or license, and before allocation of any overhead expenses of Viad with respect to the operation relating to such contract, Permit, lease or license ("Adjusted EBITDA") for the twelve month period ending on March 31, 1998 ("Location Adjusted EBITDA"), plus (B) the product of (x) the combined S, G & A expense of the ASIG Entities for the twelve month period ending on March 31, 1998 multiplied by (y) a fraction, the numerator of which is the Location Adjusted EBITDA and the denominator of which is the combined EBITDA of the ASIG Entities during the 12 month period ending on March 31, 1998 (the "Lost Contract Adjustment Amount").

                  8.5 x (Location Adjusted EBITDA + ((Combined  S, G & A x Location Adjusted EBITDA))
                                                                           ------------------------
                                                                                 Combined EBITDA)


                           (ii) The Lost Contract Adjustment Amount shall be
                  reduced by any amounts actually received by Buyer or the ASIG Entity with respect to any right of first refusal that was exercised by the party holding such rights. However, the Lost Contract Adjustment Amount shall not be reduced by any earnings received by Buyer or such ASIG Entity after the Closing Date.

                  (b) When Buyer or the affected ASIG Entity determines in its sole and absolute discretion (based on an action or an official communication from the Governmental Authority or third party from whom such consent is required and which determination may occur before all remedies are exhausted) that a Required Consent will not be delivered, then Buyer and/or the affected ASIG Entity shall deliver to Viad a written notice stating that it has determined that the Required Consent will not be delivered and setting forth Buyer's or such ASIG Entity's determination of the Lost Contract Adjustment Amount. Seller shall promptly (within 5 days after receipt of such notice) pay all amounts due hereunder and hereby agrees not to challenge on any basis whatsoever its obligation to promptly pay to Buyer or the ASIG Entities the Lost Contract Adjustment Amount hereunder, it being understood that the Lost Contract Adjustment Amount reflects the methodology by which the parties would have reduced the Purchase Price in advance of Closing if the parties had notice on the Closing Date that such consent would not be delivered. Notwithstanding the foregoing, Sellers may dispute mechanical mathematical errors in the determination of the Lost Contract Adjustment Amount within 5 days of receipt of the notice contemplated by this Section (b), it being understood that mechanical mathematical errors are the sole permitted basis for any dispute. If Buyer does not agree with Seller's objection to the mathematical determination, the dispute between the parties shall be resolved in accordance with the dispute resolution process set forth in Section 4.2(c) of the Agreement. If it is later finally determined through an appeal process that the Required Consent was wrongfully withheld and Buyer or the affected ASIG Entity's rights are restored under the contract, Permit, lease or license at issue, Buyer shall reimburse Viad for the excess Lost Contract Adjustment Amount that Buyer has received relating to the Adjusted EBITDA that Buyer subsequently receives with respect to such operation. Buyer's or such ASIG Entity's obligation to make the reimbursement to Viad pursuant to the foregoing sentence shall terminate upon the earlier of the date (1) on which operations cease under such contract Permit, lease or license as a result of the failure to obtain such Required Consent or (ii) the appeals process with respect to the rejection of such Required Consent is exhausted. In furtherance of the foregoing, if Seller pays any amounts under Section 12.2(b)(v) or the Lost Contract Adjustment Amount to Buyer or any ASIG Entity, it is understood that Seller is subrogated to Buyer's or the affected ASIG Entity's right to money damages for any wrongful termination or wrongful withholding of consent by any Governmental Authority or owner or entity failing to grant such Required Consent. Any amounts paid by Sellers hereunder shall be deemed to be a reduction of the Purchase Price hereunder.

                  (c) Sellers shall continue to use their respective best efforts at their sole cost and expense after the Closing to obtain and deliver all Required Consents in connection with the purchase and sale of the Companies Shares that have not been delivered prior to the date hereof. Buyer and the ASIG Entities shall continue to cooperate with Sellers to obtain and deliver all Required Consents.

         14. Consent Indemnification. In consideration of Buyer's willingness to consummate the Transactions prior to receipt of the required consents, Section 12.2(b) of the Agreement is hereby amended by the addition of a new section (v) thereof as follows:

                  (v) In addition to, and without limiting the right to the Lost Contract Adjustment, Sellers hereby agree to fully indemnify Buyer and the ASIG Entities against, and shall promptly pay to Buyer and/or the ASIG Entities any and all costs, Losses or damages (including reasonable attorney's fees incurred in connection with enforcing the terms hereof) incurred by Buyer or any ASIG Entity arising from or relating to the failure to obtain a Required Consent (without conditions or modifications adverse to the Business) with respect to any operating permit, license, lease, or waiver of first refusal right, necessary for Buyer's or any ASIG Entity's continued operations at any location where it is currently operating, except that Buyer or any ASIG Entity shall not be entitled to any indemnification under this sentence to the extent such amount exceeds 20% of the Lost Contract Adjustment Amount as reduced pursuant to Section 13(a)(ii) of this Amendment No.
         1. It is understood by the parties hereto that this Section 12.2(b)(v) is the sole remedy with respect to Sellers' failure to obtain such consent or waiver.

         15. Full Force and Effect. Other than as modified in accordance with the foregoing provisions, the remaining terms of the Agreement remain in full force and effect.

         16. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         17. References to Buyer. All references to Buyer herein shall be deemed to refer as well to Assignee and UK Assignee.

                                     * * * *

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto and shall be effective as of the date first hereinabove written.


VIAD CORP                                   RANGER AEROSPACE CORPORATION

By: /s/ WAYNE A. WIGHT                      By: /s/ STEPHEN D. TOWNES
   -------------------------------------       ---------------------------------
Name: Wayne A. Wight                        Name: Stephen D. Townes
     -----------------------------------         -------------------------------
Title: Vice President Corp. Development     Title: President & CEO
      ----------------------------------          ------------------------------
Date: March 31, 1998                        Date: March 31, 1998
     -----------------------------------         -------------------------------


VIAD SERVICE COMPANIES LIMITED              ASIG EUROPE, LTD.

By: /s/ WAYNE A. WIGHT                      By: /s/ STEPHEN D. TOWNES
   -------------------------------------       ---------------------------------
Name: Wayne A. Wight                        Name: Stephen D. Townes
     -----------------------------------         -------------------------------
Title: Vice President Corp. Development     Title: Chief Executive Officer
      ----------------------------------          ------------------------------
Date: March 31, 1998                        Date: March 31, 1998
     -----------------------------------         -------------------------------




AIRCRAFT SERVICE INTERNATIONAL
GROUP, INC.

By: /s/ STEPHEN D. TOWNES
   -------------------------------------
Name: Stephen D. Townes
     -----------------------------------
Title: President
      ----------------------------------
Date: March 31, 1998
     -----------------------------------